The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus do not constitute an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
 Filed Pursuant to Rule 424(b)(2)
 Registration No. 333-282440, 333-282440-01 and 333-282440-02
SUBJECT TO COMPLETION, DATED APRIL 29, 2025
PRELIMINARY PROSPECTUS SUPPLEMENT
(To Prospectus dated October 1, 2024)
Tyco Electronics Group S.A.
$    % Senior Notes due 20
$    % Senior Notes due 20
Fully and unconditionally guaranteed, as described herein, by
TE Connectivity plc and TE Connectivity Switzerland Ltd.

We are offering $      aggregate principal amount of    % Senior Notes due 20    (the “20   notes”) and $     aggregate principal amount of    % Senior Notes due 20    (the “20   notes” and, together with the 20    notes, the “notes”).
Interest on each series of the notes will be payable semi-annually in arrears on           and           of each year, commencing           , 2025. The 20    notes will mature on           , 20    , and the 20    notes will mature on           , 20    .
Tyco Electronics Group S.A. (“TEGSA”) may redeem some or all of the notes at any time before maturity at the applicable redemption prices discussed under the caption “Description of the Notes and the Guarantees — Redemption at TEGSA’s Option.” As described under “Description of the Notes and the Guarantees — Change of Control Triggering Event,” if we experience a change of control and a below investment grade rating event, we will be required to offer to purchase the notes from holders unless we have previously redeemed the notes.
The notes will be TEGSA’s unsecured senior obligations and will rank without preference or priority among themselves and equally in right of payment with all of its existing and future senior debt and senior to any subordinated debt that TEGSA may incur. Claims of holders of the notes will be effectively subordinated to the claims of holders of TEGSA’s secured debt, if any, with respect to the collateral securing such claims. The notes will be fully and unconditionally guaranteed on an unsecured senior basis by TE Connectivity plc (“TE Connectivity”), the indirect parent of TEGSA, and by TE Connectivity Switzerland Ltd. (“Swiss TE”), a subsidiary of TE Connectivity and the direct parent of TEGSA, and will rank without preference or priority among themselves and equally in right of payment with all of TE Connectivity’s and Swiss TE’s existing and future senior debt and senior to any subordinated debt that TE Connectivity or Swiss TE may incur.
The notes will not be listed on any exchange or quoted on any automated dealer quotation system. Currently, there is no public market for the notes.
Investing in the notes involves risks. See “Supplemental Risk Factors” on page S-5 herein and “Part I. Item 1A. Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended September 27, 2024, filed on November 12, 2024, and “Part II. Item 1A. Risk Factors” in our Quarterly Report on Form 10-Q for the fiscal quarter ended March 28, 2025, filed on April 28, 2025, which are incorporated by reference herein, for a discussion of factors you should consider carefully before investing in the notes.
Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per 20 Note	Total	Per 20 Note	Total
Price to public(1)	%	$	%	$
Underwriting discount	%	$	%	$
Proceeds (before expenses) to us(1)	%	$	%	$

(1)
Plus accrued interest from           , 2025, if any, if settlement occurs after that date.

The underwriters expect to deliver the notes in book-entry form through the facilities of The Depository Trust Company, and its participants, Euroclear Bank S.A./N.V. (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream”), on or about           , 2025.

Joint Book-Running Managers
Barclays	BNP PARIBAS	BofA Securities	Citigroup
Deutsche Bank Securities	Goldman Sachs	J.P. Morgan	Scotiabank
                 , 2025

PROSPECTUS SUPPLEMENT
PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering.
If the description of this offering or the notes varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in or incorporated by reference into this prospectus supplement. You should also read and consider the additional information under the captions “Where You Can Find More Information” and “Incorporation by Reference” in this prospectus supplement.
Tyco Electronics Group S.A., TE Connectivity plc and TE Connectivity Switzerland Ltd. are responsible only for the information contained in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus and any related free writing prospectus issued or authorized by Tyco Electronics Group S.A., TE Connectivity plc and TE Connectivity Switzerland Ltd.
We have not, and the underwriters have not, authorized any other person to provide you with any information or to make any representation other than those contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus and any free writing prospectus with respect to the offering. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, any free writing prospectus with respect to the offering filed by us with the Securities and Exchange Commission (the “SEC”) and the documents incorporated by reference herein and therein is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.
Tyco Electronics Group S.A., TE Connectivity plc, TE Connectivity Switzerland Ltd. and the underwriters are offering to sell, and are seeking offers to buy, the notes only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the notes in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about and observe any restrictions relating to the offering of the notes and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.
Unless otherwise stated, or the context otherwise requires, references in this prospectus supplement to “we,” “us” and “our” are to TE Connectivity and its consolidated subsidiaries, including Swiss TE and TEGSA.
Notice to Prospective Investors in the European Economic Area
The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the “EEA”). For the purposes of this provision, a “retail investor” means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of the EU Directive on Markets in Financial Instruments (2014/65/EU) (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

S-ii

This prospectus supplement has been prepared on the basis that any offer of notes in any member state of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of notes. Neither this prospectus supplement nor the accompanying prospectus is a prospectus for the purposes of the Prospectus Regulation.
Notice to Prospective Investors in the United Kingdom
The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For these purposes, a “retail investor” in the United Kingdom means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended, the “EUWA”); or (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129, as it forms part of domestic law by virtue of the EUWA (the “UK Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the United Kingdom has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the United Kingdom may be unlawful under the UK PRIIPs Regulation.
This prospectus supplement and accompanying prospectus are only being distributed to, and are only directed at, persons in the United Kingdom that are (1) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) or (2) high net worth entities, unincorporated associations and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (each such person being referred to as a “Relevant Person”). This prospectus supplement and accompanying prospectus and their contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. The notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire the notes will be engaged in only with Relevant Persons. Any person in the United Kingdom that is not a Relevant Person should not act or rely on this prospectus supplement and/or accompanying prospectus or any of their contents.
This prospectus supplement has been prepared on the basis that any offer of notes in the UK will be made pursuant to an exemption under the UK Prospectus Regulation from the requirement to publish a prospectus for offers of notes. Neither this prospectus supplement nor the accompanying prospectus is a prospectus for the purposes of the UK Prospectus Regulation.

S-iii

FORWARD-LOOKING STATEMENTS
We have made forward-looking statements in this prospectus supplement that are based on our management’s beliefs and assumptions and on information currently available to our management. Forward- looking statements include, among others, the information concerning our possible or assumed future results of operations, business strategies, financing plans, competitive position, potential growth opportunities, potential operating performance improvements, acquisitions, divestitures, the effects of competition and the effects of future legislation or regulations. Forward-looking statements also include statements addressing our environmental, social, governance, and sustainability plans and goals. Such statements are “forward- looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “believe,” “expect,” “plan,” “intend,” “anticipate,” “aspire,” “estimate,” “predict,” “potential,” “goal,” “target,” “continue,” “may” and “should” or the negative of these terms or similar expressions.
Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in our forward-looking statements. You should not put undue reliance on any forward-looking statements. We do not have any intention or obligation to update forward-looking statements after we file this prospectus supplement except as required by law.
The risk factors discussed under “Supplemental Risk Factors” in this prospectus supplement and under “Item 1A. Risk Factors” in TE Connectivity’s Annual Report on Form 10-K for the fiscal year ended September 27, 2024, filed on November 12, 2024, and “Part II. Item 1A. Risk Factors” in our Quarterly Report on Form 10-Q for the fiscal quarter ended March 28, 2025, filed on April 28, 2025, and under similar headings in TE Connectivity’s subsequently filed quarterly reports on Form 10-Q and annual reports on Form 10-K, as well as the other risks and uncertainties described in the other documents incorporated by reference in this prospectus supplement, could cause our results to differ materially from those expressed in forward-looking statements. There may be other risks and uncertainties that we are unable to predict at this time or that we currently do not expect to have a material adverse effect on our business.

S-iv

WHERE YOU CAN FIND MORE INFORMATION
We are subject to the informational requirements of the Exchange Act, and, in accordance with these requirements, we file reports and other information relating to our business, financial condition and other matters with the SEC. We are required to disclose in such reports certain information, as of particular dates, concerning our operating results and financial condition, officers and directors, principal holders of shares, any material interests of such persons in transactions with us and other matters. The SEC maintains a website that contains reports and other information regarding issuers like us that file electronically with the SEC. The address of such site is: http://www.sec.gov.
Our Internet website is www.te.com. We make available free of charge on our website our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, reports filed pursuant to Section 16 and amendments to those reports as soon as reasonably practicable after we electronically file or furnish such materials to the SEC. In addition, we have posted the charters for our Audit Committee, Management Development and Compensation Committee and Nominating, Governance and Compliance Committee, as well as our Board Governance Principles, under the heading “Executive Team” in the About TE section of our website. Other than any documents expressly incorporated by reference, the information on our website and any other website that is referred to in this prospectus supplement is not part of this prospectus supplement.

S-v

INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring to those documents. This prospectus supplement incorporates by reference the documents set forth below, which TE Connectivity has filed with the SEC, and any future filings made by TE Connectivity, Swiss TE and TEGSA with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and before the termination of this offering. Notwithstanding the foregoing, unless expressly stated to the contrary, none of the information that TE Connectivity discloses under Item 2.02 or 7.01 of any Current Report on Form 8-K or exhibits relating to such disclosure that it has furnished or may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus supplement. The information we file later with the SEC will automatically update and in some cases supersede the information in this prospectus supplement and the documents listed below.
•
TE Connectivity’s Annual Report on Form 10-K for the fiscal year ended September 27, 2024;

•
TE Connectivity’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 27, 2024;

•
TE Connectivity’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 28, 2025; and

•
TE Connectivity’s Current Reports on Form 8-K filed on December 17, 2024 (including the information disclosed under Items 2.02 and 7.01 therein and the corresponding financial information furnished as Exhibits 99.1, 99.2 and 99.3 thereto), January 31, 2025, February 12, 2025, March 13, 2025, March 17, 2025 and April 1, 2025.

Upon your oral or written request, we will provide you with a copy of any of these filings at no cost. Requests should be directed to Corporate Secretary, TE Connectivity plc, 1050 Westlakes Drive, Berwyn, PA 19312, telephone number (610) 893-9800.

S-vi

SUMMARY
This summary highlights information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus and does not contain all of the information that you should consider in making your investment decision. You should read this summary together with the more detailed information appearing elsewhere in this prospectus supplement and the accompanying prospectus and the information in the documents incorporated by reference herein.
TE Connectivity plc
TE Connectivity plc (“TE Connectivity” or the “Company,” which may be referred to as “we,” “us,” or “our”) is a global industrial technology leader creating a safer, sustainable, productive, and connected future. Our broad range of connectivity and sensor solutions enable the distribution of power, signal, and data to advance next-generation transportation, renewable energy, automated factories, data centers, medical technology, and more.
We operate through the following reportable segments: Transportation Solutions and Industrial Solutions.
TE Connectivity is an Irish public limited company. Its registered and principal office is located at Ten Earlsfort Terrace, Dublin 2, D02 T380, Ireland, its principal place of business is Parkmore Business Park West, Parkmore, H91VN2T Ballybrit, Galway, Ireland and its telephone number at that address is +353 91 378 040.
TE Connectivity Switzerland Ltd.
TE Connectivity Switzerland Ltd. (“Swiss TE”) is a Swiss corporation and a direct, wholly-owned subsidiary of TE Connectivity and the direct parent of TEGSA. Swiss TE’s registered and principal office is located at Mühlenstrasse 26, CH-8200 Schaffhausen, Switzerland, and its telephone number at that address is +41 (0)52 633 66 61.
Tyco Electronics Group S.A.
Tyco Electronics Group S.A. (“TEGSA”) is a Luxembourg public limited liability company (société anonyme), a direct subsidiary of Swiss TE and a wholly-owned subsidiary of TE Connectivity. TEGSA’s registered and principal office is located at 46 Place Guillaume II, L-1648 Luxembourg, it is registered with the Luxembourg trade and companies register (Registre de commerce et des sociétés, Luxembourg) under number B123549, and its telephone number at that address is +352 46 43 40 401. TEGSA is a holding company established to directly and indirectly own all of the operating subsidiaries of TE Connectivity, to issue debt securities and to perform treasury operations for TE Connectivity. Otherwise, it conducts no independent business.
TEGSA’s Legal Entity Identifier (LEI) is C33G1C5SYE2YM95EE712.
Recent Developments
Euro-Denominated Notes Offering
Concurrently with this offering, we have initiated a euro-denominated notes (the “Euro notes”) offering by means of a separate prospectus supplement. This prospectus supplement is not an offer of any securities other than the notes offered hereby. We cannot assure you that the Euro notes offering will be completed, and the completion of the Euro notes offering is not a condition to the completion of the offering of the notes.
We expect to use any net proceeds received from the Euro notes offering, together with the net proceeds from this offering, for general corporate purposes, including the repayment of debt incurred in connection with the acquisition of the Richards Manufacturing business. See “Use of Proceeds.”

The Offering
Issuer
Tyco Electronics Group S.A., or “TEGSA.”
Guarantors
The notes will be fully and unconditionally guaranteed on an unsecured senior basis by TE Connectivity plc, the indirect parent of TEGSA, and TE Connectivity Switzerland Ltd., a direct, wholly- owned subsidiary of TE Connectivity plc and the direct parent of TEGSA.
Securities Offered
$       aggregate principal amount of     % Senior Notes due 20   (the “20   notes”).
$      aggregate principal amount of    % Senior Notes due 20   (the “20   notes”).
Maturity Date
The 20   notes will mature on                , 20  .
The 20   notes will mature on                , 20  .
Interest Rate
The notes will bear interest from the date of issuance or the most recent interest payment date.
Interest on the 20   notes will accrue at a rate of     % per year.
Interest on the 20   notes will accrue at a rate of     % per year.
Interest Payment Dates
Interest on each series of the notes will be payable semi-annually in arrears on             and            of each year, commencing             , 2025.
Ranking
The notes will be TEGSA’s unsecured senior obligations and will rank without preference or priority among themselves and equally in right of payment with all of its existing and future senior debt and senior to any subordinated debt that TEGSA may incur. Claims of holders of the notes will be effectively subordinated to the claims of holders of TEGSA’s secured debt, if any, with respect to the collateral securing such claims.
Optional Redemption
TEGSA may redeem each series of the notes, in whole or in part, at its option at any time prior to           , 20   (     months prior to the maturity date of the 20   notes), in the case of the 20   notes, and           , 20   (     months prior to the maturity date of the 20      notes), in the case of the 20   notes, at the applicable make-whole redemption price for such series of the notes equal to the greater of the principal amount of the notes and the applicable make-whole redemption price described in “Description of the Notes and the Guarantees — Redemption at TEGSA’s Option,” plus, in either case, accrued and unpaid interest, if any, to, but excluding, the redemption date for such series of the notes to be redeemed.
In addition, TEGSA may redeem each series of the notes, in whole or in part, in $1,000 increments (provided that any remaining principal amount thereof will be at least the minimum authorized denomination thereof), at its option at any time on or after           , 20   (    months prior to the maturity date of the 20   notes), in the case of the 20   notes, and           , 20   (      months prior to the maturity date of the 20   notes), in the case of the 20   notes, at a redemption price equal to 100% of the principal amount of the notes of such series to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date for such series of the notes to be redeemed.
TEGSA may also redeem all, but not less than all, of the notes of any series in the event of certain tax changes affecting such series of the notes, as described in “Description of the Notes and the Guarantees — Redemption Upon Changes in Withholding Taxes.”
Sinking Fund
None.
Denominations
Each series of the notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.
Form of Notes
Each series of the notes will be issued as fully registered notes, represented by one or more global notes deposited with or on behalf of The Depository Trust Company, or DTC. Investors may elect to hold interests in the global notes through any of DTC or, in their capacity as participants in DTC, Clearstream or Euroclear.
Covenants
The indenture limits TEGSA’s ability to create liens to secure certain indebtedness without also securing the notes and to enter into sale and lease-back transactions. The indenture also limits TEGSA’s, TE Connectivity’s and Swiss TE’s ability to consolidate, merge, or transfer all or substantially all of their respective assets. The covenants are subject to a number of qualifications and exceptions. See “Description of the Notes and the Guarantees — Covenants.”
Repurchase upon Change of Control Triggering Event
If TE Connectivity experiences a change of control (defined herein) and as a result of that change of control a series of the notes is rated below investment grade (defined herein) by at least two of Moody’s Investors Service, Inc. (“Moody’s”), S&P Global Ratings, a division of S&P Global Inc. (“S&P”) and Fitch Ratings Ltd. (“Fitch”) (or the equivalent under any successor rating categories of Moody’s, S&P and Fitch, respectively), TEGSA will be required to offer to repurchase all of the notes of such series at a price equal to 101% of the principal amount, plus accrued and unpaid interest to the repurchase date. See “Description of the Notes and the Guarantees — Change of Control Triggering Event.”
Use of Proceeds
The net proceeds from the offering will be approximately $       million, after expenses and the underwriting discount. We intend to use the net proceeds from this offering, together with any net proceeds received from the concurrent Euro notes offering, for general corporate purposes, including the repayment of debt incurred in connection with the acquisition of the Richards Manufacturing business.
Risk Factors
Your investment in the notes will involve risks. You should consider carefully all of the information set forth in this prospectus supplement, the accompanying prospectus, any free writing prospectus with respect to this offering filed by us with the SEC and the documents incorporated by reference in any of the foregoing and, in particular, you should evaluate the specific factors set forth in the section of this prospectus supplement entitled “Supplemental Risk Factors” and the section entitled “Part I. Item 1A. Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended September 27, 2024, filed on November 12, 2024, and “Part II. Item 1A. Risk Factors” in our Quarterly Report on Form 10-Q for

the fiscal quarter ended March 28, 2025, filed on April 28, 2025, as well as the other risks and uncertainties described in the other documents incorporated by reference in this prospectus supplement, before deciding whether to purchase any notes in this offering.
Listing
The notes will not be listed on any exchange or quoted on any automated dealer quotation system.
Governing Law
The notes will be governed by the laws of the State of New York.
Trustee, Security Registrar and Paying Agent
Deutsche Bank Trust Company Americas.

SUPPLEMENTAL RISK FACTORS
You should carefully consider the supplemental risks described below in addition to the risks described in “Part I. Item 1A. Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended September 27, 2024, filed on November 12, 2024, and “Part II. Item 1A. Risk Factors” in our Quarterly Report on Form 10-Q for the fiscal quarter ended March 28, 2025, filed on April 28, 2025, which are incorporated by reference herein, and under similar headings in TE Connectivity’s subsequently filed quarterly reports on Form 10-Q, as well as the other risks and uncertainties described in the other documents incorporated by reference in this prospectus supplement, before investing in the notes. You could lose part or all of your investment.
Risks Relating to the Notes and this Offering
There is no public market for the notes; and we do not know if an active trading market will ever develop or, if a market does develop, whether it will be sustained.
Each series of the notes will constitute a new issue of securities for which there is no existing trading market. The notes are not listed on a securities exchange or stock market and we do not intend to apply for listing or quotation of any series of the notes on any securities exchange or stock market. We cannot assure you as to the development or liquidity of any trading market for any series of the notes. The underwriters have advised us that they currently intend to make a market in each series of the notes. However, the underwriters are not obligated to do so, and any market-making with respect to any series of the notes may be discontinued at any time without notice. If no active trading market develops for either series of the notes, or if the trading market for either series of the notes is not maintained, you may be unable to resell your notes at any price or at their fair market value.
Changes in our credit ratings or the debt markets could adversely affect the market price of the notes if a trading market develops for the notes.
The market price for the notes will depend on a number of factors, including:
•
our credit ratings with major credit rating agencies;

•
the prevailing interest rates being paid by companies similar to us;

•
the market price of our common shares;

•
our financial condition, operating performance and future prospects; and

•
the overall condition of the financial markets, including prevailing interest rates, and liquidity.

Credit rating agencies continually review their ratings for the companies that they rate, including us. A negative change in our rating or the outlook for our rating could have an adverse effect on the prices or liquidity of the notes. Additionally, credit rating agencies evaluate the industries in which we operate as a whole and may change their credit rating for us based on their overall view of such industries.
In addition, the condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future. Such fluctuations could have an adverse effect on the prices of the notes.
Payments of Additional Amounts are subject to exceptions and may not be enforceable.
The obligation, in certain circumstances, of TEGSA, TE Connectivity or Swiss TE (or any successor thereof), as the case may be, to pay Additional Amounts if it becomes obligated by law to make any Irish or Swiss withholding tax deduction in respect of any interest payable by it in respect of the notes or the guarantees, as applicable, is subject to certain exceptions. Under Swiss law, an agreement to pay additional amounts for the deduction of Swiss withholding tax may not be valid and, thus, may prejudice the validity and enforceability of anything to the contrary contained in the notes, the guarantees or any other document or agreement.

Tax treatment of the notes with respect to Swiss withholding tax.
The Swiss withholding taxation laws impose a 35% withholding tax on interest payments on notes (or any payments under the parental guarantees in respect thereof) issued (i) by an issuer resident in Switzerland for Swiss withholding taxation purposes, or (ii) by a non-Swiss member of a group with the parental guarantees of a Swiss member of the group if the aggregate amount of proceeds from the issuance of all outstanding debt instruments issued by non-Swiss members of the group with the parental guarantees of a Swiss member of the group that is being applied by any member of the group in Switzerland exceeds the amount that is permissible under the Swiss withholding taxation laws and administrative practices. We intend to be at all times in compliance with the required conditions for the exemption from Swiss withholding tax.
The TE Connectivity guarantees are subject to certain risks.
The guarantees provided by TE Connectivity are subject to certain risks under the laws of Ireland. For example, under the laws of Ireland, in an insolvency proceeding, if an examiner were appointed to TE Connectivity and any amounts due under the applicable TE Connectivity guarantee were unpaid, holders of the applicable series of the notes may experience the following risks: (a) there may be a delay in enforcing the payment obligations of TE Connectivity in respect of its guarantee; (b) there is the potential for a compromise or scheme of arrangement being approved involving the writing down or rescheduling of the debt due by TE Connectivity under its guarantee; (c) the examiner may seek to set aside any negative pledge prohibiting the creation of security or the incurring of borrowings by TE Connectivity to enable the examiner to borrow to fund the guarantor or issuer during the protection period; and (d) in the event that a scheme of arrangement is not approved in respect of TE Connectivity and it subsequently goes into liquidation, the examiner’s remuneration and expenses (including certain borrowings incurred by the examiner on behalf of TE Connectivity and approved by the Irish High Court) will (together with secured and preferential debts) take priority over the moneys and liabilities which from time to time are or may become due, owing or payable by TE Connectivity with respect to its guarantee. In addition, there are other circumstances under Irish law in which the granting by an Irish company of guarantees can be challenged, including the absence of a corporate benefit to the guarantor in granting the guarantee, or a breach of financial assistance rules (the latter apply where the indebtedness or obligations that are the subject of the guarantee are used to assist in acquiring the shares of the guarantor or its parent company).
Holders of the notes offered hereby will not have the same cross-acceleration event of default as certain of TEGSA’s outstanding senior debt securities that we previously issued.
The terms of certain of TEGSA’s outstanding senior debt securities that we previously issued included an event of default for the failure to make certain payments of principal or interest on, or for the acceleration of, certain other outstanding indebtedness of TEGSA, Swiss TE or TE Connectivity (a so-called “cross-acceleration” event of default), with a threshold amount of in excess of $100 million. However, such event will not constitute an “Event of Default” under the notes offered hereby or under certain notes we have previously issued, and TEGSA anticipates that future senior debt securities offered by TEGSA will similarly not include such an event of default. Accordingly, the principal of and interest on certain of the prior senior debt securities may be declared due and payable immediately upon the occurrence of a “cross-acceleration” event of default (including an acceleration of the indebtedness under a credit facility of TEGSA, Swiss TE or TE Connectivity), while the holders of notes offered hereby and the holders of similarly situated senior debt securities will not be entitled to declare their debt securities to be due and payable as a result of such event.

USE OF PROCEEDS
The net proceeds from the offering will be approximately $         million, after expenses and the underwriting discount. We intend to use the net proceeds from this offering, together with any net proceeds received from the concurrent Euro notes offering for general corporate purposes, including the repayment of indebtedness incurred in connection with the acquisition of the Richards Manufacturing business.
On April 1, 2025, we closed the acquisition of the Richards Manufacturing business. In connection therewith, we drew down approximately $1.5 billion of short-term commercial paper, which at March 28, 2025 had a weighted-average maturity remaining of 42 days and a weighted-average yield of 4.640%.

CAPITALIZATION
The following table sets forth our capitalization as of March 28, 2025 on an unaudited historical basis and as adjusted to give effect to (i) this offering, (ii) the notes offered in the concurrent Euro notes offering, and (iii) the repayment of commercial paper incurred in connection with the acquisition of the Richards Manufacturing business.
You should read this information in conjunction with the section of this prospectus supplement entitled “Use of Proceeds” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our Consolidated Financial Statements and the related notes included in our Annual Report on Form 10-K for the fiscal year ended September 27, 2024, filed on November 12, 2024, and our Condensed Consolidated Financial Statements and the related notes included in our Quarterly Report on Form 10-Q for the quarterly period ended March 28, 2025, filed on April 28, 2025, which are incorporated by reference herein.
	As of March 28, 2025
(In millions)	Historical	As Adjusted
Indebtedness:
Short-term debt:
Revolving Credit Facilities(1)	$—		$—
Commercial paper(2)	1,500
3.700% senior notes due 2026(3)	350		350
4.500% senior notes due 2026(4)	500		500
Other	1		1
Total short-term debt	2,351
Long-term debt (less current maturities):
3.125% senior notes due 2027	400		400
0.000% euro-denominated senior notes due 2029(5)	595		628
4.625% senior notes due 2030	350		350
2.500% senior notes due 2032	600		600
3.250% euro-denominated senior notes due 2033(5)	812		857
7.125% senior notes due 2037	477		477
% senior notes due 20 offered hereby	—
% senior notes due 20 offered hereby	—
Notes offered in the concurrent Euro notes offering(5)	—
Other	70		70
Total long-term debt	3,304
Unamortized discounts, premiums, and debt issuance costs, net	(41)
Total indebtedness	5,614
Shareholders’ equity	12,085		12,085
Total capitalization	$17,699	$

(1)
TEGSA has (i) a five-year unsecured senior revolving credit facility with total commitments of $1.5 billion, maturing on April 24, 2029 and (ii) a 364-day revolving credit facility with total commitments of $1.5 billion, maturing on March 13, 2026. As of March 28, 2025, no amounts were drawn thereunder.

(2)
In connection with the April 1, 2025 acquisition of the Richards Manufacturing business, we incurred approximately $1.5 billion of short-term commercial paper, which is expected to be repaid with the proceeds of this offering and the concurrent Euro notes offering.

(3)
The 3.700% senior notes due 2026 mature on February 15, 2026.

(4)
The 4.500% senior notes due 2026 mature on February 13, 2026.

(5)
The amount in the “as adjusted” column of the above table is the U.S. dollar equivalent of the aggregate principal amount of the notes from euro using the exchange rate of €1.00 = $1.1421 on April 28, 2025, as reported by Bloomberg.

DESCRIPTION OF THE NOTES AND THE GUARANTEES
The descriptions in this prospectus supplement contain a description of the material terms of the notes, the guarantees and the indenture but do not purport to be complete. Reference is hereby made to the amended and restated indenture, the third supplemental indenture, the fourth supplemental indenture and the form of note for each series of the notes, each of which is filed as an exhibit to, or which will be incorporated by reference in, the registration statement of which this prospectus supplement forms a part, and to the Trust Indenture Act.
In this description of the notes and the guarantees, we refer to Tyco Electronics Group S.A., the issuer of the notes, as TEGSA, to TE Connectivity plc, the parent guarantor of the notes, as TE Connectivity and to TE Connectivity Switzerland Ltd., the additional guarantor of the notes, as Swiss TE, in each case not including their respective consolidated subsidiaries.
The notes will be issued under the amended and restated indenture, dated as of January 31, 2025 (the “indenture”), as supplemented by supplemental indentures, to be dated as of the date of issuance among TEGSA, as issuer, TE Connectivity, as parent guarantor, Swiss TE, as a guarantor, and Deutsche Bank Trust Company Americas, as trustee, relating to each series of the notes. References to the indenture in this description refer to the indenture as supplemented by the supplemental indentures relating to each series of the notes.
The indenture does not limit the aggregate principal amount of debt securities that may be issued thereunder. TEGSA may issue additional debt securities in the future without the consent of the holders of outstanding notes. If TEGSA issues additional notes of any series offered hereby, those notes will contain the same terms as and be deemed part of such series of the notes offered hereby, provided that if the additional notes are not fungible with the notes of such series offered hereby for U.S. federal income tax purposes, the additional notes will have a separate CUSIP number. The terms and provisions of other series of debt securities that may be issued under the indenture may differ. TEGSA may issue other debt securities separately, upon conversion of or in exchange for other securities or as part of a unit with other securities.
The following description is subject to the detailed provisions of the indenture, copies of which can be obtained upon request from TE Connectivity. See “Incorporation by Reference.” The statements made in this section relating to the indenture, the notes and the guarantees are summaries, are not complete and are subject to all provisions of the indenture, the notes and the guarantees. For a full description of the notes and the guarantees, you should refer to the indenture.
General
TEGSA will issue the notes in an initial aggregate principal amount of $      , consisting of $       aggregate principal amount of 20   notes and $      aggregate principal amount of 20   notes. The 20    notes will mature at par on           , 20   . The 20   notes will mature at par on           , 20    .
Each series of the notes will be issued in registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.
The notes will be TEGSA’s direct, unconditional, unsecured and unsubordinated general obligations. The notes will be TEGSA’s unsecured senior obligations and will rank without preference or priority among themselves and equally in right of payment with all of its existing and future senior debt and senior to any subordinated debt that TEGSA may incur. Claims of holders of the notes will be effectively subordinated to the claims of holders of TEGSA’s secured debt, if any, with respect to the collateral securing such claims.
The notes will not be subject to any sinking fund.
TEGSA is a holding company and it conducts substantially all of its operations through its subsidiaries. TEGSA’s rights and the rights of its creditors, including holders of the notes, to participate in any distribution of assets of any subsidiary upon a liquidation or reorganization or otherwise of such subsidiary will be effectively subordinated to the claims of such subsidiary’s creditors, except to the extent that TEGSA or any of its creditors may itself be a creditor of that subsidiary.

Interest Rates
20   notes.   The 20   notes will bear interest at the rate of    % per year from the date of issuance or from the most recent interest payment date to which interest has been paid or provided for. Interest on the 20   notes will be payable semi-annually in arrears on           and           of each year, commencing            , 2025, to the holders of record at the close of business on the           and           prior to each interest payment date. Interest on the 20   notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months. All dollar amounts resulting from this calculation will be rounded to the nearest cent.
20   notes.   The 20   notes will bear interest at the rate of    % per year from the date of issuance or from the most recent interest payment date to which interest has been paid or provided for. Interest on the 20   notes will be payable semi-annually in arrears on           and           of each year, commencing            , 2025, to the holders of record at the close of business on the           and           prior to each interest payment date. Interest on the 20   notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months. All dollar amounts resulting from this calculation will be rounded to the nearest cent.
If any interest payment date, redemption date or maturity date for either series of the notes would otherwise be a day that is not a Business Day, the related payment of principal and interest will be made on the next succeeding Business Day as if it were made on the date such payment was due. No interest will accrue on the amounts so payable for the period from and after such date to the date of such payment on the next succeeding Business Day.
For purposes of this prospectus supplement, the following term has the following meaning:
“Business Day” means any day other than Saturday, Sunday or a day on which Federal or State banking institutions in the Borough of Manhattan, The City of New York, or in the city where the office or agency for payment on the applicable series of the notes is maintained, are authorized or obligated by law, executive order or regulation to close.
Guarantees
TE Connectivity and Swiss TE (each a “Guarantor” and, together, the “Guarantors”) will fully and unconditionally guarantee the due and punctual payment of the principal of, premium, if any, and interest on each series of the notes, when and as the same shall become due and payable, whether at maturity, upon redemption, by acceleration or otherwise. Each Guarantor’s guarantees are the unsecured, unsubordinated obligation of such Guarantor and rank without preference or priority among themselves and equally in right of payment with all of such Guarantor’s existing and future senior debt and senior to any subordinated debt that such Guarantor may incur. The guarantees provide that in the event of a default in payment on a related note, the holder of the note may institute legal proceedings directly against the Guarantors to enforce the guarantees without first proceeding against TEGSA.
Redemption at TEGSA’s Option
Prior to           , 20   (   months prior to the maturity date of the 20   notes) (the “20   Par Call Date”), in the case of the 20   notes, and           , 20      (   months prior to the maturity date of the 20   notes) (the “20   Par Call Date”), in the case of the 20   notes, TEGSA may redeem the notes of such series at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:
•
(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest on the notes being redeemed discounted to the redemption date (assuming such notes matured on the applicable Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus      basis points, in the case of the 20      notes, and      basis points, in the case of the 20      notes, less (b) interest accrued to the date of redemption, and

•
(2) 100% of the principal amount of such notes to be redeemed,

plus, in either case, accrued and unpaid interest on such notes being redeemed to the redemption date.
In addition, on or after the 20      Par Call Date, with respect to the 20      notes, and on or after the 20      Par Call Date, with respect to the 20      notes, TEGSA may redeem the notes of such series, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes of such series being redeemed plus accrued and unpaid interest thereon to the redemption date.
For purposes of this section “Redemption at TEGSA’s Option,” the following term has the following meaning:
“Treasury Rate” means, with respect to any redemption date, the yield determined by TEGSA in accordance with the following two paragraphs.
The Treasury Rate shall be determined by TEGSA after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) — H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities — Treasury constant maturities — Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, TEGSA shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the applicable Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields — one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life — and shall interpolate to the applicable Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.
If on the third Business Day preceding the redemption date H.15 TCM is no longer published, TEGSA shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the applicable Par Call Date, as applicable. If there is no United States Treasury security maturing on the applicable Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the applicable Par Call Date, one with a maturity date preceding the applicable Par Call Date and one with a maturity date following the applicable Par Call Date, TEGSA shall select the United States Treasury security with a maturity date preceding the applicable Par Call Date. If there are two or more United States Treasury securities maturing on the applicable Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, TEGSA shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.
TEGSA’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

Redemption Upon Changes in Withholding Taxes
TEGSA may redeem all, but not less than all, of the notes of any series under the following conditions:
•
If there is an amendment to, or change in, the laws or regulations of Luxembourg, Switzerland, Ireland or any other jurisdiction in which TEGSA, TE Connectivity, Swiss TE or any successor thereof may be organized, or the United States, as applicable, or any political subdivision thereof or therein having the power to tax (a “Taxing Jurisdiction”), or any change in the application or official interpretation of such laws, including any action taken by a taxing authority or a holding by a court of competent jurisdiction, regardless of whether such action or such holding is with respect to TEGSA, TE Connectivity or Swiss TE; provided that such amendment or change is first announced or takes effect after the issue date of such series of the notes.

•
As a result of such amendment or change, TEGSA, TE Connectivity or Swiss TE becomes, or there is a material probability that TEGSA, TE Connectivity or Swiss TE will become, obligated to pay Additional Amounts, as defined below in “Payment of Additional Amounts,” on the next payment date with respect to such series of the notes.

•
The obligation to pay Additional Amounts cannot be avoided through commercially reasonable measures available to TEGSA, TE Connectivity or Swiss TE, as the case may be.

•
TEGSA delivers to the trustee:

(1)
a certificate of TEGSA, TE Connectivity or Swiss TE, as the case may be, stating that the obligation to pay Additional Amounts cannot be avoided by TEGSA, TE Connectivity or Swiss TE, as the case may be, taking commercially reasonable measures available to it; and

(2)
a written opinion of independent legal counsel to TEGSA, TE Connectivity or Swiss TE, as the case may be, of recognized standing to the effect that TEGSA, TE Connectivity or Swiss TE, as the case may be, has paid or there is a material probability that it will become obligated to pay Additional Amounts as a result of a change, amendment, official interpretation or application described above and that TEGSA, TE Connectivity or Swiss TE, as the case may be, cannot avoid the payment of such Additional Amounts by taking commercially reasonable measures available to it.

•
Following the delivery of the certificate and opinion described in (1) and (2) above, TEGSA shall provide notice of redemption not less than 10 days, but not more than 60 days, prior to the date of redemption. The notice of redemption cannot be given more than 60 days before the earliest date on which TEGSA, TE Connectivity or Swiss TE would be otherwise required to pay Additional Amounts, and the obligation to pay Additional Amounts must still be in effect when the notice is given.

Upon the occurrence of each of the bullet points above, TEGSA may redeem the notes of such series at a redemption price equal to 100% of the principal amount thereof, together with accrued interest, if any, to the redemption date and Additional Amounts, if any.
Notice of Redemption
Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days, but not more than 60 days before the redemption date to each holder of notes of a series to be redeemed. Any redemption or notice may, at TEGSA’s discretion, be subject to one or more conditions precedent, and, at TEGSA’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied (or waived by TEGSA in its sole discretion) or the redemption date may not occur at all and such notice may be rescinded if all such conditions shall not have been satisfied (or waived by TEGSA in its sole discretion).
In the case of a partial redemption, selection of the notes of a series for redemption will be made pro rata, by lot or by such other method as the Trustee in its sole discretion deems appropriate and fair. No notes of a principal amount of $2,000 or less will be redeemed in part. If any note of a series is to be redeemed in part only, the notice of redemption that relates to such note will state the portion of the principal amount of the note to be redeemed. A new note in a principal amount equal to the unredeemed portion of the note will be issued in the name of the holder of the note upon surrender for cancellation of the original note. For so long as the notes are held by DTC (or another depositary), the redemption of the notes of any series shall be done in accordance with the policies and procedures of the depositary.
Unless TEGSA defaults in payment of the redemption price on and after the redemption date, interest will cease to accrue on such notes or portions thereof called for redemption.
If any redemption date would otherwise be a day that is not a Business Day, the related payment of principal and interest will be made on the next succeeding Business Day as if it were made on the date such payment was due, and no interest will accrue on the amounts so payable for the period from and after such date to the next succeeding Business Day.
Payment of Additional Amounts
Unless otherwise required by law or by the interpretation or administration thereof, none of TEGSA, TE Connectivity or Swiss TE will deduct or withhold from payments made with respect to each series of the notes and the guarantees on account of any present or future taxes, duties, levies, imposts, assessments or governmental charges of whatever nature imposed or levied by or on behalf of any Taxing Jurisdiction (“Taxes”). In the event that TEGSA, TE Connectivity or Swiss TE (or any successor thereof) is required to withhold or deduct any amount for or on account of any Taxes from any payment made under or with respect to any notes or the guarantees, as the case may be, TEGSA, TE Connectivity or Swiss TE (or any successor thereof), as the case may be, will pay such additional amounts (which we refer to as “Additional Amounts”) so that the net amount received by each holder of notes, including the Additional Amounts, will equal the amount that such holder would have received if such Taxes had not been required to be withheld or deducted. However, Additional Amounts will not be paid with respect to a payment to a holder of notes where such holder is subject to taxation on such payment by a relevant Taxing Jurisdiction for any reason other than the holder’s mere ownership of a note, nor will we pay Additional Amounts for or on the account of:
•
any Taxes that are imposed or withheld solely because the beneficial owner of such notes, or a fiduciary, settler, beneficiary or member of the beneficial owner if the beneficial owner is an estate, trust, partnership, limited liability company or other fiscally transparent entity, or a person holding a power over an estate or trust administered by a fiduciary holder:

•
is or was present or engaged in, or is or was treated as present or engaged in, a trade or business in the Taxing Jurisdiction or has or had a permanent establishment in the Taxing Jurisdiction;

•
has or had any present or former connection (other than the mere fact of ownership of a note) with the Taxing Jurisdiction imposing such Taxes, including being or having been a citizen or resident thereof or being treated as being or having been a resident thereof;

•
with respect to any withholding Taxes imposed by the United States, is or was, with respect to the United States, a personal holding company, passive foreign investment company, a controlled foreign corporation, a foreign tax exempt organization or a corporation that has accumulated earnings to avoid United States federal income tax;

•
owns or owned 10% or more of the issued share capital or total combined voting power of all classes of stock of TEGSA, TE Connectivity or Swiss TE;

•
with respect to Taxes that are imposed or withheld by Ireland, on holders entitled to profits available for distribution of TEGSA, TE Connectivity or Swiss TE;

•
any estate, inheritance, gift, sales, transfer, excise or personal property Taxes imposed with respect to the notes, except as otherwise provided in the indenture;

•
any Taxes imposed solely as a result of the presentation of the notes of any series, where presentation is required, for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever is later, except to the extent that the beneficiary or holder thereof would have been entitled to the payment of Additional Amounts had the notes of such series been presented for payment on any date during such 30-day period;
•
any Taxes imposed solely as a result of the failure of the beneficial owner or any other person to comply with applicable certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connection with the Taxing Jurisdiction of the holder or beneficial owner of a note, if such compliance is required by statute or regulation of the relevant Taxing Jurisdiction as a precondition to relief or exemption from such Taxes;

•
with respect to withholding Taxes imposed by the United States, any such Taxes imposed by reason of the failure of the beneficial owner to fulfill the statement requirements of sections 871(h) or 881(c) of the Code (as defined below);

•
any Taxes that are payable by any method other than withholding or deduction by TEGSA, TE Connectivity or Swiss TE or any paying agent from payments in respect of such note;

•
any Taxes that are required to be withheld by any paying agent from any payment in respect of any note if such payment can be made without such withholding by at least one other paying agent;

•
with respect to withholding Taxes imposed by Ireland, any such Taxes imposed by reason of the failure of the beneficial owner to fulfill the requirements of section 246(3) of the Taxes Consolidation Act, 1997 of Ireland (as amended);

•
any Taxes required to be deducted or withheld pursuant to the Luxembourg law of December 23, 2005, as amended, introducing a 20% withholding tax on certain interest payments;

•
with respect to withholding Taxes imposed by the United States, any such Taxes imposed under Sections 1471 through 1474 of the Code, and any regulations or other administrative authority promulgated thereunder, any agreements entered into pursuant to Section 1471(b)(1) of the Code, any intergovernmental agreement entered into in connection with any of the foregoing and any fiscal or regulatory legislation, rules or practices adopted pursuant to any such intergovernmental agreement;

•
any withholding or deduction for Taxes which would not have been imposed if the relevant note had been presented to another paying agent in a Member State of the European Union; or

•
any combination of the above conditions.

Additional Amounts also will not be payable to a holder of a note that is a fiduciary, partnership, limited liability company or other fiscally transparent entity, or to a beneficial owner of a note that is not the sole beneficial owner of such note, as the case may be. This exception, however, will apply only to the extent that a beneficiary or settlor with respect to the fiduciary, or a beneficial owner or member of the partnership, limited liability company or other fiscally transparent entity, would not have been entitled to the payment of an additional amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment.
Whenever in the indenture, the notes, the guarantees or in this “Description of the Notes and the Guarantees” there is mentioned, in any context, the payment of principal, premium, if any, redemption price, interest or any other amount payable under or with respect to any note, such mention includes the payment of Additional Amounts to the extent payable in the particular context. The foregoing provisions will survive any termination or the discharge of the indenture and will apply to any jurisdiction in which any successor to TEGSA, TE Connectivity or Swiss TE, as the case may be, is organized or is engaged in business for tax purposes or any political subdivision or taxing authority or agency thereof or therein.
Each of TEGSA, TE Connectivity and Swiss TE, as applicable, also:
•
will withhold or deduct the Taxes as required;

•
will remit the full amount of Taxes deducted or withheld to the relevant taxing authority in accordance with all applicable laws;

•
will use its commercially reasonable efforts to obtain from each Taxing Jurisdiction imposing such Taxes certified copies of tax receipts evidencing the payment of any Taxes deducted or withheld; and

•
upon request, will make available to the holders of the notes, within 90 days after the date the payment of any Taxes deducted or withheld is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by TEGSA, TE Connectivity or Swiss TE or if, notwithstanding TEGSA’s, TE Connectivity’s or Swiss TE’s efforts to obtain such receipts, the same are not obtainable, other evidence of such payments.

At least 30 days prior to each date on which any payment under or with respect to the notes of any series or the guarantees is due and payable, if TEGSA, TE Connectivity or Swiss TE will be obligated to pay Additional Amounts with respect to such payment, TEGSA, TE Connectivity or Swiss TE will deliver to the trustee an officer’s certificate stating the fact that such Additional Amounts will be payable, the amounts so payable and such other information as is necessary to enable the trustee to pay such Additional Amounts to holders of the notes of such series on the payment date.
In addition, TEGSA will pay any stamp, issue, registration, documentary or other similar taxes and duties, including interest, penalties and Additional Amounts with respect thereto, payable in Luxembourg or the United States or any political subdivision or taxing authority of or in the foregoing in respect of the creation, issue, offering, enforcement, redemption or retirement of the notes. However, TEGSA will not be required to pay any Luxembourg registration duties in connection with the voluntary registration, by any person other than TEGSA, of the notes or any related document with the Administration de l’enregistrement, des domaines et de la TVA in Luxembourg or registration, submission or filing of the notes in Luxembourg when such registration, submission or filing is not required to create, maintain, perfect or enforce the rights of TEGSA under the notes.
Change of Control Triggering Event
Upon the occurrence of a Change of Control Triggering Event with respect to the notes of any series, unless TEGSA has exercised its right to redeem such notes as described under “— Redemption at TEGSA’s Option” or “— Redemption Upon Changes in Withholding Taxes,” each holder of the notes of such series will have the right to require that TEGSA purchase all or a portion of such holder’s notes pursuant to the offer described below (the “Change of Control Offer”), at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase.
Within 30 days following the date upon which the Change of Control Triggering Event occurred, or at TEGSA’s option, prior to any Change of Control, but after the public announcement of the Change of Control, TEGSA must send, by first class mail, a notice to each holder of the notes, with a copy to the trustee, which notice shall govern the terms of the Change of Control Offer. Such notice shall state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law (the “Change of Control Payment Date”). The notice, if mailed prior to the date of consummation of the Change of Control, shall state that the Change of Control Offer is conditioned on the Change of Control Triggering Event occurring on or prior to the Change of Control Payment Date. Holders of notes electing to have notes purchased pursuant to a Change of Control Offer will be required to surrender their notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the note completed, or such other customary documents of surrender and transfer as TEGSA may reasonably request duly completed or transfer their notes, by book-entry transfer, to the paying agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Change of Control Payment Date.
TEGSA will not be required to make a Change of Control Offer if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for such an offer made by TEGSA and such third party purchases all notes properly tendered and not withdrawn under its offer.
Consummation of any such transaction in certain circumstances may require redemption or repurchase of the notes, and TEGSA or the acquiring party may not have sufficient financial resources to effect such redemption or repurchase. Provisions in the indenture relating to a Change of Control Triggering Event may, in certain circumstances, make it more difficult or discourage any leveraged buyout of TE or any of its subsidiaries. The indenture may not afford the holders of notes protection in all circumstances from the adverse aspects of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction.
TEGSA will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of notes pursuant to a Change of Control Offer. To the extent that any securities laws or regulations conflict with the “Change of Control” provisions of the indenture, TEGSA shall comply with the applicable securities laws and regulations and shall be deemed not to have breached its obligations under the “Change of Control” provisions of the indenture by virtue thereof.
For purposes of this section “Change of Control Triggering Event,” the following terms have the following meanings:
“Below Investment Grade Rating Event” means the applicable series of the notes is rated below an Investment Grade Rating by at least two of the Rating Agencies on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of the Change of Control (which 60-day period shall be extended so long as the rating of such notes is under publicly-announced consideration for possible downgrade by any of the Rating Agencies); provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall be deemed not to have occurred in respect of a particular Change of Control (and thus shall be deemed not to be a Below Investment Grade Rating Event for purposes of the definition of Change of Control Triggering Event) if the rating agencies making the reduction in rating to which this definition would otherwise apply do not publicly announce or publicly confirm or inform the trustee in writing at its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event).
“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.
“Change of Control” means the occurrence of any of the following events:
•
the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of TE Connectivity and its subsidiaries taken as a whole to any person or group of persons for purposes of Section 13(d) of the Exchange Act other than TE Connectivity or one of its subsidiaries or a person controlled by TE Connectivity or one of its subsidiaries;

•
consummation of any transaction (including any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than TE Connectivity’s or its subsidiaries’ employee benefit plans, becomes the beneficial owner (as defined in Rules 13(d)(3) and 13(d)(5) under the Exchange Act), directly or indirectly, of more than 50% of the outstanding voting stock of TE Connectivity, measured by voting power rather than number of shares; or

•
the replacement of a majority of the board of directors of TE Connectivity over a two-year period from the directors who constituted the board of directors of TE Connectivity at the beginning of such period, and such replacement shall not have been approved by at least a majority of the board of directors of TE Connectivity then still in office (either by a specific vote or by approval of a proxy statement in which such member was named as a nominee for election as a director, without objection to such nomination) who either were members of such board of directors at the beginning of such period or whose election as a member of such board of directors was previously so approved.

Notwithstanding the foregoing, a transaction will not be considered to be a Change of Control if: (1) pursuant to such transaction TE Connectivity becomes a direct or indirect wholly-owned subsidiary of a holding company; and (2) immediately following that transaction, (a) the direct or indirect holders of the voting stock of the holding company are substantially the same as the holders of TE Connectivity’s voting stock immediately prior to that transaction or (b) no person or group is the beneficial owner, directly or indirectly, of more than a majority of the total voting power of the voting stock of the holding company. Following any such transaction, references in this definition to TE Connectivity shall be deemed to refer to such holding company. For purposes of this definition, “voting stock” of any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date means the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors, managers or trustees, as applicable, of such person.
“Fitch” means Fitch Ratings Ltd.
“Investment Grade Rating” means a rating equal to or higher than BBB− (or the equivalent) by Fitch, Baa3 (or the equivalent) by Moody’s and BBB− (or the equivalent) by S&P.
“Moody’s” means Moody’s Investors Service, Inc.
“Rating Agencies” means (1) each of Fitch, Moody’s and S&P; and (2) if any of Fitch, Moody’s or S&P ceases to rate the applicable series of the notes or fails to make a rating of such notes publicly available for reasons outside of our control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act selected by TEGSA (as certified by a resolution of TEGSA’s Board of Directors) as a replacement agency for Fitch, Moody’s or S&P, or all of them, as the case may be.
“S&P” means S&P Global Ratings, a division of S&P Global Inc.
Covenants
Affirmative Covenants
Under the indenture, TEGSA will:
•
pay the principal, and interest at the rate specified in the notes and any premium, if any, on the notes when due;

•
maintain a place of payment;

•
along with TE Connectivity, furnish to the trustee on or before March 31 of each year a certificate executed by the principal executive, financial or accounting officer as to such officer’s knowledge of TEGSA’s, TE Connectivity’s or Swiss TE’s, as the case may be, compliance with all covenants and agreements under the indenture; and

•
make available to the trustee all reports and information filed with the SEC.

Negative Covenants
Limitation on the Ability to Incur Liens
The indenture provides that so long as any of the notes remain outstanding (but subject to defeasance, as provided in the indenture), TEGSA will not, and will not permit any Restricted Subsidiary to, issue, assume or guarantee any Indebtedness that is secured by a mortgage, pledge, security interest, lien or encumbrance (each a “lien”) upon any property that at the time of such issuance, assumption or guarantee constitutes a Principal Property, and TEGSA will not, and will not permit any U.S. subsidiary that at the time of such issuance, assumption or guarantee is a Qualifying Subsidiary to, issue, assume or guarantee any Indebtedness that is secured by a lien upon such Qualifying Subsidiary’s Accounts Receivable, or any shares of stock of or Indebtedness issued by any such Restricted Subsidiary or such Qualifying Subsidiary, whether now owned or hereafter acquired, in each case without effectively providing that, for so long as such lien shall continue in existence with respect to such secured Indebtedness, the notes (together with, if TEGSA determines, any other Indebtedness of TEGSA ranking equally with the notes, it being understood that for purposes hereof, Indebtedness which is secured by a lien and Indebtedness which is not so secured shall not, solely by reason of such lien, be deemed to be of different ranking) shall be equally and ratably secured by a lien ranking ratably with or equal to (or at TEGSA’s option prior to) such secured Indebtedness. The foregoing covenant shall not apply to:

•
liens existing on the date the notes are first issued (the “initial issue date”);

•
liens on the stock, assets or Indebtedness of a person existing at the time such person becomes a Restricted Subsidiary unless created in contemplation of such person becoming a Restricted Subsidiary;

•
liens on any assets or Indebtedness of a person existing at the time such person is merged with or into or consolidated with or acquired by TEGSA or a Restricted Subsidiary or at the time of a purchase, lease or other acquisition of the assets of a corporation or firm as an entirety or substantially as an entirety by TEGSA or any Restricted Subsidiary;

•
liens on any Principal Property existing at the time of acquisition thereof by TEGSA or any Restricted Subsidiary, or liens to secure the payment of the purchase price of such Principal Property by TEGSA or any Restricted Subsidiary, or to secure any Indebtedness incurred, assumed or guaranteed by TEGSA or a Restricted Subsidiary for the purpose of financing all or any part of the purchase price of such Principal Property or improvements or construction thereon, which Indebtedness is incurred, assumed or guaranteed prior to, at the time of or within one year after such acquisition (or in the case of real property, completion of such improvement or construction or commencement of full operation of such property, whichever is later); provided, however, that in the case of any such acquisition, construction or improvement, the lien shall not apply to any Principal Property theretofore owned by TEGSA or a Restricted Subsidiary, other than the Principal Property so acquired, constructed or improved (and accessions thereto and improvements and replacements thereof and the proceeds of the foregoing);

•
liens securing Indebtedness owing by any subsidiary to TEGSA, TE Connectivity, Swiss TE or a subsidiary of any thereof, by TEGSA to TE Connectivity, or by TEGSA to Swiss TE;

•
liens in favor of the United States or any State thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any State thereof, or in favor of any other country or any political subdivision thereof, to secure partial, progress, advance or other payments pursuant to any contract, statute, rule or regulation or to secure any Indebtedness incurred or guaranteed for the purpose of financing all or any part of the purchase price (or, in the case of real property, the cost of construction or improvement) of the Principal Property or assets subject to such liens (including liens incurred in connection with pollution control, industrial revenue or similar financings);

•
pledges, liens or deposits under workers’ compensation or similar legislation, and liens thereunder that are not currently dischargeable, or in connection with bids, tenders, contracts (other than for the payment of money) or leases to which TEGSA or any subsidiary is a party, or to secure the public or statutory obligations of TEGSA or any subsidiary, or in connection with obtaining or maintaining self-insurance, or to obtain the benefits of any law, regulation or arrangement pertaining to unemployment insurance, old age pensions, social security or similar matters, or to secure surety, performance, appeal or customs bonds to which TEGSA or any subsidiary is a party, or in litigation or other proceedings in connection with the matters heretofore referred to in this bullet point, such as interpleader proceedings, and other similar pledges, liens or deposits made or incurred in the ordinary course of business;

•
liens created by or resulting from any litigation or other proceeding that is being contested in good faith by appropriate proceedings, including liens arising out of judgments or awards against TEGSA or any subsidiary with respect to which TEGSA or such subsidiary in good faith is prosecuting an appeal or proceedings for review or for which the time to make an appeal has not yet expired; or final unappealable judgment liens which are satisfied within 15 days of the date of judgment; or liens incurred by TEGSA or any subsidiary for the purpose of obtaining a stay or discharge in the course of any litigation or other proceeding to which TEGSA or such subsidiary is a party;

•
liens for taxes or assessments or governmental charges or levies not yet due or delinquent; or that can thereafter be paid without penalty, or that are being contested in good faith by appropriate proceedings; landlord’s liens on property held under lease; and any other liens or charges incidental to the conduct of the business of TEGSA or any subsidiary, or the ownership of their respective assets, that were not incurred in connection with the borrowing of money or the obtaining of advances or credit and that, in the opinion of the board of directors of TEGSA, do not materially impair the use of such assets in the operation of the business of TEGSA or such subsidiary or the value of such Principal Property or assets for the purposes of such business;
•
liens to secure TEGSA’s or any subsidiary’s obligations under agreements with respect to interest rate swap, spot, forward, future and option transactions, entered into in the ordinary course of business;

•
liens on (including securitization programs with respect to) accounts receivable (including any accounts receivable constituting or evidenced by chattel paper, instruments or intangibles (as defined in the Uniform Commercial Code of the State of New York)) (i) existing at the time of acquisition thereof by TEGSA or any U.S. subsidiary or (ii) of a person existing at the time such person is merged with or into or consolidated with or acquired by TEGSA or any U.S. subsidiary; provided that such liens were in existence, or granted or required to be granted or otherwise attach pursuant to any agreement in existence, prior to, and were not granted or such agreement was not entered into (as applicable) in contemplation of, such acquisition, merger or consolidation and such liens do not extend to any assets other than accounts receivable (including any accounts receivable constituting or evidenced by chattel paper, instruments or intangibles (as so defined) and rights (contractual and other) and collateral related thereto and proceeds of the foregoing and any related deposit accounts containing such proceeds);

•
liens not permitted by the foregoing bullet points, if at the time of, and after giving effect to, the creation or assumption of any such lien, the aggregate amount (without duplication) of all outstanding Indebtedness of TEGSA and its Restricted Subsidiaries secured by all such liens on such Principal Properties and all outstanding Indebtedness of TEGSA and its Qualifying Subsidiaries secured by all such liens on Accounts Receivable not so permitted by the foregoing bullet points, together with the Attributable Debt in respect of Sale and Lease-Back Transactions permitted by the first bullet point under “Limitation on Sale and Lease-Back Transactions” below do not exceed the greater of $1,500,000,000 and 10% of Consolidated Net Worth; and

•
any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part, of any lien referred to in the foregoing bullet points if the principal amount of Indebtedness secured thereby unless otherwise excepted under the above bullet points does not exceed the principal amount of Indebtedness (plus the amount of any unused revolving credit or similar commitments) so secured at the time of such extension, renewal or replacement and that such extension, renewal or replacement is limited to all or a part of the assets (or any replacement assets) that secured the lien so extended, renewed or replaced (plus improvements and construction on real property).

Although this covenant limits TEGSA’s and any Restricted Subsidiary’s or Qualifying Subsidiary’s ability to incur Indebtedness that is secured by liens on the shares of stock of or Indebtedness issued by any Restricted Subsidiary or Qualifying Subsidiary, it would not prevent other of our subsidiaries from incurring Indebtedness secured by liens on shares of stock of or Indebtedness issued by Restricted Subsidiaries or any Qualifying Subsidiary.
Limitation on Sale and Lease-Back Transactions
The indenture provides that so long as any of the notes remain outstanding (but subject to defeasance, as provided in the indenture), TEGSA will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Lease-Back Transaction unless:
•
TEGSA or such Restricted Subsidiary, at the time of entering into a Sale and Lease-Back Transaction, would be entitled to incur Indebtedness secured by a lien on the Principal Property to be leased in an amount at least equal to the Attributable Debt in respect of such Sale and Lease-Back Transaction, without equally and ratably securing the notes pursuant to “Limitation on Ability to Incur Liens” above; or

•
the direct or indirect proceeds of the sale of the Principal Property to be leased are at least equal to the fair value of such Principal Property (as determined by TEGSA’s board of directors) and an amount equal to the net proceeds from the sale of the property or assets so leased is applied, within 180 days of the effective date of any such Sale and Lease-Back Transaction, to the purchase or acquisition (or, in the case of real property, commencement of the construction) of property or assets or to the retirement (other than at maturity or pursuant to a mandatory sinking fund or mandatory redemption provision) of debt securities, or of Funded Indebtedness of TEGSA or a consolidated subsidiary ranking on a parity with or senior to the debt securities; provided that there shall be credited to the amount of net worth proceeds required to be applied pursuant to this bullet point an amount equal to the sum of (i) the principal amount of debt securities delivered within 180 days of the effective date of such Sale and Lease-Back Transaction to the trustee for retirement and cancellation and (ii) the principal amount of other Funded Indebtedness voluntarily retired by TEGSA within such 180-day period, excluding retirements of debt securities and other Funded Indebtedness as a result of conversions or pursuant to mandatory sinking fund or mandatory prepayment provisions.
For purposes of this section “Negative Covenants,” the following terms have the following meanings:
“Accounts Receivable” of any person means the accounts receivable of such person generated by the sale of inventory to third-party customers in the ordinary course of business.
“Attributable Debt” in connection with a Sale and Lease-Back Transaction, as of any particular time, means the aggregate of present values (discounted at a rate that, at the inception of the lease, represents the effective interest rate that the lessee would have incurred to borrow over a similar term the funds necessary to purchase the leased assets) of the obligations of TEGSA or any Restricted Subsidiary for net rental payments during the remaining term of the applicable lease, including any period for which such lease has been extended or, at the option of the lessor, may be extended. The term “net rental payments” under any lease of any period shall mean the sum of the rental and other payments required to be paid in such period by the lessee thereunder, not including any amounts required to be paid by such lessee, whether or not designated as rental or additional rental, on account of maintenance and repairs, reconstruction, insurance, taxes, assessments, water rates or similar charges required to be paid by such lessee thereunder or any amounts required to be paid by such lessee thereunder contingent upon the amount of sales, maintenance and repairs, reconstruction, insurance, taxes, assessments, water rates or similar charges.
“Consolidated Net Worth” at any date means total assets less total liabilities, in each case appearing on the most recently prepared consolidated balance sheet of TE Connectivity and its subsidiaries as of the end of a fiscal quarter of TE Connectivity, prepared in accordance with United States generally accepted accounting principles as in effect on the date of the consolidated balance sheet.
“Consolidated Tangible Assets” at any date means total assets less all intangible assets appearing on the most recently prepared consolidated balance sheet of TE Connectivity and its subsidiaries as of the end of a fiscal quarter of TE Connectivity, prepared in accordance with United States generally accepted accounting principles as in effect on the date of the consolidated balance sheet. “Intangible assets” means the amount (if any) stated under the heading “Intangible Assets, Net” or under any other heading of intangible assets separately listed, in each case on the face of such consolidated balance sheet.
“Funded Indebtedness” means any Indebtedness maturing by its terms more than one year from the date of the determination thereof, including any Indebtedness renewable or extendible at the option of the obligor to a date later than one year from the date of the determination thereof.
“Indebtedness” means, without duplication, the principal amount (such amount being the face amount or, with respect to original issue discount bonds or zero coupon notes, bonds or debentures or similar securities, determined based on the accreted amount as of the date of the most recently prepared consolidated balance sheet of TE Connectivity and its subsidiaries as of the end of a fiscal quarter of TE Connectivity prepared in accordance with United States generally accepted accounting principles as in effect on the date of such consolidated balance sheet) of (i) all obligations for borrowed money, (ii) all obligations evidenced by debentures, notes or other similar instruments, (iii) all obligations in respect of letters of credit or bankers’ acceptances or similar instruments or reimbursement obligations with respect thereto (such instruments to constitute Indebtedness only to the extent that the outstanding reimbursement obligations in respect thereof are collateralized by cash or cash equivalents reflected as assets on a balance sheet prepared in accordance with United States generally accepted accounting principles), (iv) all obligations to pay the deferred purchase price of property or services, except (A) trade and similar accounts payable and accrued expenses, (B) employee compensation, deferred compensation and pension obligations, and other obligations arising from employee benefit programs and agreements or other similar employment arrangements, (C) obligations in respect of customer advances received and (D) obligations in connection with earnout and holdback agreements, in each case in the ordinary course of business, (v) all obligations as lessee to the extent capitalized in accordance with United States generally accepted accounting principles, other than operating leases that prior to the adoption of ASC 842 would not have been capitalized, and (vi) all Indebtedness of others consolidated in such balance sheet that is guaranteed by TEGSA or any of its subsidiaries or for which TEGSA or any of its subsidiaries is legally responsible or liable (whether by agreement to purchase indebtedness of, or to supply funds or to invest in, others).
“Principal Property” means any U.S. manufacturing, processing or assembly plant or any U.S. warehouse or distribution facility of TE Connectivity or any of its subsidiaries that is used by any U.S. subsidiary of TEGSA and (A) is owned by TE Connectivity or any subsidiary of TE Connectivity on the initial issue date, (B) the initial construction of which has been completed after the initial issue date, or (C) is acquired after the initial issue date, in each case, other than any such plants, facilities, warehouses or portions thereof, that in the opinion of the Board of Directors of TEGSA, are not collectively of material importance to the total business conducted by TE Connectivity and its subsidiaries as an entirety, or that has a net book value (excluding any capitalized interest expense), on the date hereof in the case of clause (A) of this definition, on the date of completion of the initial construction in the case of clause (B) of this definition or on the date of acquisition in the case of clause (C) of this definition, of less than the greater of $50,000,000 and 0.50% of Consolidated Tangible Assets on the consolidated balance sheet of TE Connectivity and its subsidiaries as of the applicable date.
“Qualifying Subsidiary” means a U.S. subsidiary, the total Accounts Receivable of which exceeds the greater of $2.5 million and 0.20% of the amount stated under the heading “Accounts receivable, net of allowance for doubtful accounts,” or equivalent, appearing on the most recently prepared consolidated balance sheet of TE Connectivity and its subsidiaries as of the end of a fiscal quarter of TE Connectivity, prepared in accordance with United States generally accepted accounting principles.
“Restricted Subsidiary” means any subsidiary of TEGSA that owns or leases a Principal Property.
“Sale and Lease-Back Transaction” means an arrangement with any person providing for the leasing by TEGSA or a Restricted Subsidiary of any Principal Property whereby such Principal Property has been or is to be sold or transferred by TEGSA or a Restricted Subsidiary to such person other than TEGSA, TE Connectivity, Swiss TE or any of their respective subsidiaries; provided, however, that the foregoing shall not apply to any such arrangement involving a lease for a term, including renewal rights, for not more than three years.
Limitation on TEGSA’s, TE Connectivity’s or Swiss TE’s Ability to Consolidate, Merge and Sell Assets
The indenture provides that none of TEGSA, TE Connectivity or Swiss TE will merge or consolidate with any other person and will not sell or convey all or substantially all of its assets to any person, unless:
(1)
any of TEGSA, TE Connectivity or Swiss TE, as the case may be, shall be the continuing entity, or the successor entity or the person which acquires by sale or conveyance substantially all the assets of TEGSA, TE Connectivity or Swiss TE, as the case may be (if other than TEGSA, TE Connectivity or Swiss TE, as the case may be), (A) shall expressly assume the due and punctual payment of the principal of, premium, if any, and interest on the notes or the obligations under the guarantees, as the case may be, according to their tenor, and the due and punctual performance and observance of all of the covenants and agreements of the indenture to be performed or observed by TEGSA, TE Connectivity or Swiss TE, as the case may be, by supplemental indenture satisfactory to the trustee, executed and delivered to the trustee by such person and (B) is an entity treated as a “corporation” for U.S. tax purposes, or TEGSA, TE Connectivity or Swiss TE, as the case may be, obtains either (x) an opinion, in form and substance reasonably acceptable to the trustee, of tax counsel of recognized standing reasonably acceptable to the trustee or (y) a ruling from the U.S. Internal Revenue Service, in either case to the effect that such merger or consolidation, or such sale or conveyance, will not result in an exchange of the notes for new debt instruments for U.S. federal income tax purposes; and
(2)
no event of default and no event that, after notice or lapse of time or both, would become an event of default shall be continuing immediately after such merger or consolidation, or such sale or conveyance.

Events of Default
The following are events of default under the indenture with respect the notes of each series:
•
default in the payment of any installment of interest upon such series of the notes as and when the same shall become due and payable, and continuance of such default for a period of 30 days; or

•
default in the payment of all or any part of the principal of or premium, if any, on such series of the notes as and when the same shall become due and payable either at maturity, upon redemption, by declaration or otherwise; or

•
default in the performance, or breach, of any covenant or agreement of TEGSA, TE Connectivity or Swiss TE in respect of such series of the notes and the related guarantees (other than the failure to comply with any covenant or agreement to file with the trustee the information filed or required to be filed with the SEC or a default or breach specifically dealt with elsewhere), and continuance of such default or breach for a period of 90 days after the date on which there has been given, by registered or certified mail, to TEGSA, TE Connectivity and Swiss TE by the trustee or to TEGSA, TE Connectivity, Swiss TE and the trustee by the holders of at least 25% in principal amount of the outstanding debt securities, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” under the indenture; or

•
the guarantees of such series of the notes shall for any reason cease to be, or shall for any reason be asserted in writing by TEGSA, TE Connectivity or Swiss TE not to be, in full force and effect and enforceable in accordance with its terms except to the extent contemplated by the indenture and such guarantee; or

•
a court having jurisdiction in the premises shall enter a decree or order for relief in respect of TEGSA, TE Connectivity or Swiss TE in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of TEGSA, TE Connectivity or Swiss TE or for any substantial part of its property or ordering the winding up or liquidation of its affairs, and such decree or order shall remain unstayed and in effect for a period of 90 consecutive days; or

•
TEGSA, TE Connectivity or Swiss TE shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of TEGSA, TE Connectivity or Swiss TE or for any substantial part of its property, or make any general assignment for the benefit of creditors.

Any failure to perform, or breach of, any covenant or agreement of TEGSA, TE Connectivity or Swiss TE in respect of a series of the notes and the related guarantee with respect to the filing with the trustee of the information filed or required to be filed with the SEC shall not be a default or an Event of Default. Remedies against TEGSA, TE Connectivity and Swiss TE for any such failure or breach will be limited to liquidated damages. If there is such a failure or breach and continuance of such failure or breach for a period of 90 days after the date on which there has been given, by registered or certified mail, to TEGSA, TE Connectivity and Swiss TE by the trustee or to TEGSA, TE Connectivity, Swiss TE and the trustee by the holders of at least 25% in principal amount of the outstanding notes of such series, a written notice specifying such failure or breach and requiring it to be remedied and stating that such notice is a “Notice of Reporting Noncompliance” under the indenture, TEGSA will pay liquidated damages to all holders of notes, at a rate per year equal to 0.25% of the principal amount of such notes from the 90th day following such notice to and including the 150th day following such notice and at a rate per year equal to 0.5% of the principal amount of such notes from and including the 151st day following such notice, until such failure or breach is cured.
In any event of default with respect to the notes of a series, unless the principal of all such notes of such series has already become due and payable, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding notes of such series, by notice in writing to TEGSA, TE Connectivity and Swiss TE, and to the trustee if notice is given by such holders, may declare the unpaid principal of all such notes of such series to be due and payable immediately.
The holders of a majority in principal amount of the outstanding notes of a series may waive any default in the performance of any of the covenants contained in the indenture with respect to the notes of such series and its consequences, except a default regarding payment of principal, premium, if any, or interest. Any such waiver shall cure such default.
The terms of certain of TEGSA’s outstanding senior debt securities that we previously issued included an event of default for the failure to make certain payments of principal or interest on, or for the acceleration of, certain other outstanding indebtedness of TEGSA, Swiss TE or TE Connectivity (a so-called “cross-acceleration” event of default), with a threshold amount of in excess of $100 million. However, such event will not constitute an “Event of Default” under the notes offered hereby or under certain of TEGSA’s outstanding senior debt securities, and TEGSA anticipates that future senior debt securities offered by TEGSA will similarly not include such an event of default. Accordingly, the principal of and interest on certain of the prior senior debt securities may be declared due and payable immediately upon the occurrence of a “cross-acceleration” event of default (including an acceleration of the indebtedness under a credit facility of TEGSA, Swiss TE or TE Connectivity), while the holders of notes offered hereby and the holders of similarly situated senior debt securities will not be entitled to declare their debt securities to be due and payable as a result of such event.
Subject to the terms of the indenture, if an event of default under the indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of the notes if the trustee determines in good faith that the proceeding could result in personal liability. The holders of a majority in principal amount of the outstanding notes of a series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee, with respect to the notes of such series, provided that:
•
it is not in conflict with any law or the indenture; and

•
it is not unduly prejudicial to the rights of the holders of the debt securities of another series issued under the indenture.

A holder of the notes of a series will only have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies if:
•
the holder has given written notice to the trustee of a continuing event of default with respect to the notes of such series;

•
the holders of at least 25% in aggregate principal amount of the outstanding notes of such series have made a written request, and such holders have offered reasonable indemnity to the trustee to institute such proceeding as trustee; and

•
the trustee does not institute such action, suit or proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding notes of such series other conflicting directions within 60 days after such notice, request and offer.

The right of any holder to receive payment of principal, premium, if any, or interest or to institute a suit for such payment shall not be impaired without the consent of such holder.
Modification of the Indenture
TEGSA, TE Connectivity, Swiss TE and the trustee may enter into a supplemental indenture or indentures without the consent of any holders of the notes of any series with respect to certain matters, including:

•
to cure any ambiguity, defect or inconsistency in the indenture or any series of debt securities, including making any such changes as are required for the indenture to comply with the Trust Indenture Act, or to make such other provisions in regard to matters or questions arising under the indenture as the board of directors of TEGSA may deem necessary or desirable, and which shall not in either case adversely affect the interest of the holders of the relevant series of the notes in any material respect;

•
to evidence the succession of another person to TEGSA, TE Connectivity or Swiss TE, or successive successions, and the assumption by the successor person of the covenants, agreements and obligations of TEGSA, TE Connectivity or Swiss TE, as the case may be, pursuant to provisions in the indenture concerning consolidation, merger, the sale of assets or successor entities;

•
to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•
to add covenants for the benefit of the holders of all or any outstanding series of debt securities or to surrender any of TEGSA’s, TE Connectivity’s or Swiss TE’s rights or powers;

•
to add any additional events of default for the benefit of the holders of all or any outstanding series of debt securities;

•
to change or eliminate any provisions of the indenture if the provision that is changed or eliminated does not apply to any outstanding debt securities;

•
to secure the debt securities of any series;

•
to make any other change that does not adversely affect the rights of any holder of outstanding debt securities in any material respect;

•
to provide for the issuance of and establish the form and terms and conditions of any series of debt securities as provided in the indenture, to provide which, if any, of the covenants of TEGSA shall apply to such series, to provide which of the events of default shall apply to such series, to provide for the terms and conditions upon which the guarantees by TE Connectivity or Swiss TE of such series may be released or terminated or to define the rights of the holders of such series of debt securities;

•
to issue additional debt securities of any series if such additional debt securities have the same terms and will be part of the same series as the applicable series of debt securities to the extent required under the indenture; and

•
to provide for a successor trustee with respect to the debt securities of one or more series and add or change any provision of the indenture to provide for or to facilitate the administration of the trust by more than one trustee.

In addition, under the indenture, the rights of holders may be changed by TEGSA, TE Connectivity, Swiss TE and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series at the time outstanding that are affected. However, the following changes may only be made with the consent of each holder of outstanding debt securities affected:
•
extend a fixed maturity of or any installment of principal of any debt securities of any series or reduce the principal amount thereof or reduce the amount of principal of any original issue discount security that would be due and payable upon declaration of acceleration of the maturity thereof;

•
reduce the rate of or extend the time for payment of interest on any debt security of any series;

•
reduce the premium payable upon the redemption of any debt security;

•
make any debt security payable in currency other than that stated in the debt security;

•
impair the right to institute suit for the enforcement of any payment on or after the fixed maturity thereof or, in the case of redemption, on or after the redemption date; or

•
reduce the percentage of debt securities, the holders of which are required to consent to any such supplemental indenture or indentures.

An amendment of a provision included solely for the benefit of one or more series of debt securities does not affect the interests of the holders of any other series of debt securities.

It will not be necessary for the consent of the holders to approve the particular form of any proposed supplement, amendment or waiver, but it shall be sufficient if the consent approves the substance of it.
Information Concerning the Trustee
Deutsche Bank Trust Company Americas serves as trustee under the indenture. An affiliate of Deutsche Bank Trust Company Americas is a lender under the Credit Agreement (as hereinafter defined). A default under the indenture could cause a conflict of interest for Deutsche Bank Trust Company Americas under the Trust Indenture Act. If such a default is not cured or waived within 90 days after the trustee has acquired the conflict of interest, the trustee is required under the Trust Indenture Act to either eliminate such conflict of interest or resign as trustee with respect to any series of the notes.
The trustee, upon an event of default under the indenture, must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. The trustee is not required to spend or risk its own money or otherwise become financially liable while performing its duties if there is reasonable ground for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of the indenture or adequate indemnity against such risk is not reasonably assured to it.
The trustee may resign with respect to one or more series of debt securities by giving a written notice to TEGSA and to the holders of that series of debt securities. The holders of a majority in principal amount of the outstanding debt securities of a particular series may remove the trustee by notifying TEGSA and the trustee. TEGSA may remove the trustee if:
•
the trustee acquires a “conflicting interest,” as such term is defined in the Trust Indenture Act, and fails to comply with Trust Indenture Act;

•
the trustee fails to comply with the eligibility requirements provided in the indenture; or

•
the trustee:

(1)
is incapable of acting,

(2)
is adjudged to be bankrupt or insolvent,

(3)
commences a voluntary bankruptcy proceeding, or

(4)
a receiver is appointed for the trustee, its property or its affairs for the purpose of rehabilitation, conservation or liquidation.

If the trustee resigns or is removed or if the office of the trustee is otherwise vacant, TEGSA will appoint a successor trustee in accordance with the provisions of the indenture.
A resignation or removal of the trustee and appointment of a successor trustee shall become effective only upon the successor trustee’s acceptance of the appointment as provided in the indenture.
Payment and Paying Agents
The interest on the notes of each series on any interest payment date will be paid to the person in whose name such notes (or one or more predecessor notes) are registered at the close of business on the regular record date for such interest.
TEGSA may appoint one or more paying agents, other than the trustee, for all or any series of the debt securities. The debt securities of a particular series will be surrendered for payment at the office of the paying agents designated by TEGSA. If TEGSA does not designate such an office, the corporate trust office of the trustee will serve as the office of the paying agent for such series. TEGSA will initially appoint Deutsche Bank Trust Company Americas to act as paying agent for the notes, and the office of the Paying Agent is at 1 Columbus Circle Floor 4S, Mailstop NYC01-0417, New York, New York 10019. All funds paid by TEGSA, TE Connectivity or Swiss TE to a paying agent or the trustee for the payment of the principal of, premium, if any, or interest on the notes which remains unclaimed at the end of one year after such principal, premium, if any, or interest has become due and payable will be repaid to TEGSA, TE Connectivity or Swiss TE, as the case may be, and the holder of the notes thereafter may look only to TEGSA, TE Connectivity and Swiss TE for payment thereof.
Governing Law
The indenture and the notes are deemed to be a contract made under the internal laws of the State of New York, and for all purposes will be construed in accordance with the laws of New York without regard to conflicts of laws principles that would require the application of any other law except to the extent that the Trust Indenture Act is applicable. For the avoidance of doubt, articles 470-1 to 470-19 of the Luxembourg act dated 10 August 1915 on commercial companies, as amended, do not apply in respect of the notes.
Satisfaction and Discharge
TEGSA’s obligations with respect to the notes of any series will be discharged upon TEGSA’s, TE Connectivity’s or Swiss TE’s irrevocable deposit with the trustee, in trust, of funds or governmental obligations sufficient to pay at maturity within one year or upon redemption within one year all of the notes of such series which have not already been delivered to the trustee for cancellation, including:
•
principal;

•
premium, if any;

•
unpaid interest; and

•
all other payments due under the terms of the indenture with respect to the notes of such series.

Notwithstanding the above, TEGSA may not be discharged from the following obligations which will survive until such series of the notes mature:
•
to make any interest or principal payments that may be required;

•
to register the transfer or exchange of the notes of such series;

•
to replace stolen, lost or mutilated notes of such series;

•
to maintain a paying agent; and

•
to appoint a new trustee as required.

TEGSA also may not be discharged from the following obligations which will survive the satisfaction and discharge of such series of the notes:
•
to compensate, reimburse and indemnify the trustee in accordance with the terms of the indenture; and

•
to receive unclaimed payments held by the trustee for at least one year and remit such payments to the holders if required.

Defeasance of Covenants Under Certain Circumstances
Upon compliance with specified conditions, TEGSA will not be required to comply with some covenants contained in the amended and restated indenture and the supplemental indentures relating to each series of the notes, and any omission to comply with the obligations will not constitute a default or event of default relating to the notes of such series, or, if applicable, TEGSA’s obligations with respect to the notes of such series will be discharged. These conditions include:
•
the irrevocable deposit, in trust with the trustee for the benefit of the holders of the notes of such series, of funds, or governmental obligations, in each case, sufficient to pay all the principal of, premium, if any, and interest on the notes of such series to maturity or redemption, as the case may be, and all other amounts payable by TEGSA under the indenture;

•
the delivery to such trustee of a certificate signed by authorized persons and an opinion of counsel, each stating that all conditions precedent specified in the indenture relating to covenant defeasance have been complied with;

•
an event of default under the indenture described in the first, second, fourth, fifth or sixth bullet points in the first paragraph under the caption “Events of Default” has not occurred and is not continuing, and an event which with notice or lapse of time or both would become such an event of default with respect to the notes of such series has not occurred and is not continuing, on the date of such deposit;

•
the delivery to such trustee of an opinion of counsel or a ruling received by the Internal Revenue Service to the effect that the holders of the notes of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the exercise of such covenant defeasance and will be subject to U.S. federal income tax in the same amount and in the same manner and at the same times as would have been the case absent such exercise;

•
the trustee will not have a conflicting interest for the purposes of the Trust Indenture Act with respect to any debt securities due to the defeasance; and

•
such covenant defeasance will not result in the trust arising from such deposit constituting, unless it is qualified, a regulated investment company under the Investment Company Act of 1940.

Compliance Certificates and Opinions of Counsel
The indenture requires TEGSA, TE Connectivity or Swiss TE to furnish the following to the trustee under certain circumstances:
•
in the case of any redemption of debt securities prior to the expiration of any restriction on redemption contained in the debt securities or the indenture, a certificate evidencing compliance with the restriction;

•
as may be required by the SEC, information, documents and reports as to compliance with or defaults under the indenture;

•
prior to the closing of any consolidation, merger into, sale, transfer, lease or conveyance of TEGSA’s, TE Connectivity’s or Swiss TE’s assets substantially as an entirety, a certificate and an opinion of counsel as to compliance with the indenture and the conditions set forth under the heading “Limitation on TEGSA’s, TE Connectivity’s and Swiss TE’s Ability to Consolidate, Merge and Sell Assets”;

•
prior to a defeasance, a certificate and an opinion of counsel, each stating that all conditions precedent specified in the indenture relating to satisfaction and discharge have been complied with; and

•
unless a certificate or opinion of counsel is not already required, in connection with any action that TEGSA may ask the trustee to take under the indenture, a certificate and/or an opinion of counsel as to compliance with conditions precedent in the indenture relating to the proposed action.

Trustee
Deutsche Bank Trust Company Americas will serve as the trustee for the notes. The address of the corporate trust office of the trustee is 1 Columbus Circle Floor 4S, Mailstop NYC01-0417, New York, New York 10019.
Agent for Service of Process
Our agent for service of process in the State of New York for any action relating to the indenture or the notes is CT Corporation System, which currently maintains a New York City office at 28 Liberty Street, New York, New York 10005.
Book-Entry, Delivery and Form
Each series of the notes will be issued in registered, global form in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. Each series of the notes will be issued at the closing of this offering only against payment in immediately available funds. Each series of the notes initially will be represented by one or more notes in registered, global form without interest coupons (collectively, the “Global

Notes”). The Global Notes will be deposited upon issuance with the trustee as custodian for The Depository Trust Company (“DTC”), in New York, New York, and registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC, in each case for credit to an account of a direct or indirect participant in DTC as described below. Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may be held through the Euroclear System, operated by Euroclear Bank SA/NV (“Euroclear”), and Clearstream Banking, S.A. (“Clearstream”) (as indirect participants in DTC).
Beneficial interests in the Global Notes may not be exchanged for notes in certificated form (“Certificated Notes”) except in the limited circumstances described below. See “— Exchange of Global Notes for Certificated Notes.”
Transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.
Exchange of Global Notes for Certificated Notes
A Global Note is exchangeable for Certificated Notes in minimum denominations of $2,000 and in integral multiples of $1,000 in excess thereof if:
(1)
DTC (a) notifies TEGSA that it is unwilling or unable to continue as depositary for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act and, in either case, TEGSA fails to appoint a successor depositary within 90 days; or

(2)
TEGSA, at its option, notifies the applicable trustee in writing that it elects to cause the issuance of the Certificated Notes.

In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).
Depositary Procedures
The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. TEGSA takes no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.
DTC has advised TEGSA that DTC is a limited-purpose trust company organized under the New York Banking Law, created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between the Participants through electronic computerized book-entry changes in accounts of its Participants.
This eliminates the need for physical movement of securities certificates. The Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations (including Euroclear and Clearstream) and certain other organizations. Access to DTC’s system is also available to other entities such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants. Euroclear and Clearstream will hold interests in the Global Notes on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositories, which are Euroclear Bank SA/NV as operator of Euroclear, and Clearstream Banking, société anonyme, as operator of Clearstream. DTC has also advised TEGSA that, pursuant to procedures established by it:

(1)
upon deposit of the Global Notes, DTC will credit the accounts of the Participants designated by the underwriters with portions of the principal amount of the Global Notes; and

(2)
ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).

The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such persons will be limited to that extent. Because DTC can act only on behalf of the Participants, which in turn act on behalf of the Indirect Participants, the ability of a person having beneficial interests in a Global Note to pledge such interests to persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.
Except as described above, owners of beneficial interests in the Global Notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or “Holders” thereof under the indenture for any purpose.
Payments in respect of the principal of, and interest and premium, if any, on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder of the notes under the indenture. Under the terms of the indenture, TEGSA and the trustee will treat the persons in whose names the notes, including the Global Notes, are registered as the owners of the notes for the purpose of receiving payments and for all other purposes. Consequently, neither TEGSA, the trustees nor any of TEGSA’s or the trustees’ agents have or will have any responsibility or liability for:
(1)
any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes; or

(2)
any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

DTC has advised TEGSA that its current practice, upon receipt of any payment in respect of securities such as the notes, is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee or TEGSA. Neither TEGSA nor the trustee will be liable for any delay by DTC or any of the Participants or the Indirect Participants in identifying the beneficial owners of the notes, and TEGSA and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.
Transfers between the Participants will be effected in accordance with DTC’s procedures and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.
Cross-market transfers between the Participants in DTC, on the one hand, and Euroclear and Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear and Clearstream.
DTC has advised TEGSA that it will take any action permitted to be taken by a holder of notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of a series of the notes as to which such Participant or Participants has or have given such direction. However, if there is an event of default under a series of the notes, DTC reserves the right to exchange the Global Notes for Certificated Notes, and to distribute the notes of such series to the Participants.
Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time by giving reasonable notice to the issuer or agent. None of TEGSA, the trustee or any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

CERTAIN TAX CONSIDERATIONS
Luxembourg
The following information is of a general nature only and is based on the laws presently in force in Luxembourg, though it is not intended to be, nor should it be construed to be, legal or tax advice. Prospective investors in the notes should therefore consult their own professional advisers as to the effects of state, local or foreign laws, including Luxembourg tax law, to which they may be subject.
Please be aware that the residence concept used under the respective headings below applies for Luxembourg income tax assessment purposes only. Any reference in the present section to a tax, duty, levy, impost or other charge or withholding of a similar nature, or to any other concepts, refers to Luxembourg tax law and/or concepts only. Also, please note that a reference to Luxembourg income tax encompasses corporate income tax (impôt sur le revenu des collectivités), municipal business tax (impôt commercial communal), a solidarity surcharge (contribution au fonds pour l’emploi) as well as personal income tax (impôt sur le revenu) generally. Corporate investors may further be subject to net wealth tax (impôt sur la fortune) as well as other duties, levies or taxes. Corporate income tax, municipal business tax, the solidarity surcharge as well as net wealth tax invariably apply to most corporate taxpayers resident in Luxembourg for tax purposes. Individual taxpayers are generally subject to personal income tax and the solidarity surcharge. Under certain circumstances, where an individual taxpayer acts in the course of the management of a professional or business undertaking, municipal business tax may apply as well.
Withholding Tax
Non-resident Holders of Notes
Under Luxembourg general tax laws currently in force, there is no withholding tax on payments of principal, premium or interest made to non-resident holders of notes, nor on accrued but unpaid interest in respect of the notes, nor is any Luxembourg withholding tax payable upon redemption or repurchase of the notes held by non-resident holders of notes.
Resident Holders of Notes
Under Luxembourg general tax laws currently in force and subject to the law of December 23, 2005, as amended (the “Relibi Law”), there is no withholding tax on payments of principal, premium or interest made to Luxembourg resident holders of notes, nor on accrued but unpaid interest in respect of notes, nor is any Luxembourg withholding tax payable upon redemption or repurchase of notes held by Luxembourg resident holders of notes.
Under the Relibi Law, payments of interest or similar income made or ascribed by a paying agent established in Luxembourg to an individual beneficial owner who is a resident of Luxembourg will be subject to a withholding tax of 20%. Such withholding tax will be in full discharge of income tax if the beneficial owner is an individual acting in the course of the management of his/her private wealth. Responsibility for the withholding of the tax will be assumed by the Luxembourg paying agent. Payment of interest under the notes coming within the scope of the Relibi Law will thus be subject to a withholding tax at a rate of 20%.
Income Taxation
Non-resident Holders of Notes
A non-resident holder of notes, not having a permanent establishment or permanent representative in Luxembourg to which/whom such notes are attributable, is not subject to Luxembourg income tax on interest accrued or received, redemption premiums or issue discounts, under the notes. A gain realised by such non- resident holder of notes on the sale or disposal, in any form whatsoever, of the notes is further not subject to Luxembourg income tax.
A non-resident corporate holder of notes or an individual holder of notes acting in the course of the management of a professional or business undertaking, who has a permanent establishment or permanent representative in Luxembourg to which or to whom such notes are attributable, is subject to Luxembourg income tax on interest accrued or received, redemption premiums or issue discounts, under the notes and on any gains realised upon the sale or disposal, in any form whatsoever, of the notes.
Resident Holders of Notes
Holders of notes who are residents of Luxembourg will not be liable for any Luxembourg income tax on repayment of principal.
Luxembourg Resident Corporate Holder of Notes
A corporate holder of notes must include any interest accrued or received, any redemption premium or issue discount, as well as any gain realised on the sale or disposal, in any form whatsoever, of the notes, in its taxable income for Luxembourg income tax assessment purposes.
A corporate holder of notes that is governed by the law of May 11, 2007 on family estate management companies, as amended, or by the law of December 17, 2010 on undertakings for collective investment, as amended, or by the law of February 13, 2007 on specialised investment funds, as amended, or by the law of July 23, 2016 on reserved alternative investment funds, as amended, and which does not fall under the special tax regime set out in article 48 thereof is neither subject to Luxembourg income tax in respect of interest accrued or received, any redemption premium or issue discount, nor on gains realised on the sale or disposal, in any form whatsoever, of the notes.
Luxembourg Resident Individual Holder of Notes
An individual holder of notes, acting in the course of the management of his/her private wealth, is subject to Luxembourg income tax at progressive rates in respect of interest received, redemption premiums or issue discounts, under the notes, except if (i) withholding tax has been levied on such payments in accordance with the Relibi Law, or (ii) the individual holder of the notes has opted for the application of a 20% tax in full discharge of income tax in accordance with the Relibi Law, which applies if a payment of interest has been made or ascribed by a paying agent established in a EU Member State (other than Luxembourg), or in a Member State of the European Economic Area (other than a EU Member State). A gain realised by an individual holder of notes, acting in the course of the management of his/her private wealth, upon the sale or disposal, in any form whatsoever, of notes is not subject to Luxembourg income tax, provided this sale or disposal took place more than six months after the notes were acquired. However, any portion of such gain corresponding to accrued but unpaid interest income is subject to Luxembourg income tax, except if tax has been levied on such interest in accordance with the Relibi Law.
An individual holder of notes acting in the course of the management of a professional or business undertaking must include this interest in its taxable basis. If applicable, the tax levied in accordance with the Relibi Law will be credited against his/her final tax liability.
Net Wealth Taxation
A corporate holder of notes, whether it is a resident of Luxembourg for tax purposes or, if not, it maintains a permanent establishment or a permanent representative in Luxembourg to which/whom such notes are attributable (“LuxCo”), is subject to Luxembourg wealth tax on such notes, except if the holder of notes is governed by the law of May 11, 2007 on family estate management companies, as amended, or by the law of December 17, 2010 on undertakings for collective investment, as amended, or by the law of February 13, 2007 on specialised investment funds, as amended, or by the law of July 23, 2016 on reserved alternative investment funds, as amended, or is a securitisation company governed by the law of March 22, 2004 on securitisation, as amended, or is a capital company governed by the law of June 15, 2004 on venture capital vehicles, as amended.
Securitisation companies governed by the law of March 22, 2004 on securitisation, as amended, or capital companies governed by the law of June 15, 2004 on the investment company in risk capital, as amended, or reserved alternative investment funds governed by the law of July 23, 2016, as amended, and which fall under the special tax regime set out under article 48 thereof may, under certain conditions, be subject to minimum net wealth tax.
An individual holder of notes, whether he/she is a resident of Luxembourg or not, is not subject to Luxembourg wealth tax on such notes.
Other Taxes
In principle, neither the issuance nor the transfer, repurchase or redemption of notes will give rise to any Luxembourg registration tax or similar taxes.
However, a fixed or ad valorem registration duty may be due upon the registration of the notes in Luxembourg in the case where the notes are physically attached to a public deed or to any other document subject to mandatory registration, as well as in the case of a registration of the notes on a voluntary basis.
Where a holder of notes is a resident of Luxembourg for tax purposes at the time of his/her death, the notes are included in his/her taxable estate for inheritance tax assessment purposes.
Gift tax may be due on a gift or donation of notes if embodied in a Luxembourg deed passed in front of a Luxembourg notary or recorded in Luxembourg.
Switzerland
The following information is of a general nature only and is based on the laws currently in force in Switzerland, but it is not intended to be, nor should it be construed to be, legal or tax advice. Prospective investors in the notes should therefore consult their own advisers as to the effects of state, local or foreign laws, including Swiss tax law, to which they may be subject.
Swiss Income Tax
Swiss Resident Private Holders
The notes will be classified as bonds in accordance with Circular No. 15 issued by the Swiss Federal Tax Administration on October 3, 2017 for direct federal tax purposes. Therefore, for private holders resident in Switzerland who hold the notes as private assets (Privatvermögen), the periodic interest payments are treated as taxable interest and, thus, subject to Swiss federal, cantonal and municipal income taxes at the then prevailing tax rates.
The tax treatment of a one-time interest payment such as an original issue discount or a repayment premium as well as capital gains differs depending on whether the notes qualify as notes with or without predominant one-time interest payments. Depending on the market conditions and the resulting pricing at the day of the offering, the notes might qualify as notes with or without predominant one-time interest payments.
Notes without a “Predominant One-Time Interest Payment”
In addition to periodic interest payment, individual holders of the notes without a predominant one- time interest payment (i.e., where the yield-to-maturity predominantly derives from periodic interest payments and not from a one-time interest payment such as an original issue discount or a repayment premium) who receive payments of interest on the notes as a one-time interest payment such as an issue discount or a repayment premium are required to include such payments in their personal income tax return and will be taxable on any net taxable income (including the payments of interest on the notes) for the relevant tax period. A holder who receives the one-time interest payment on redemption date is taxed on the whole one-time interest payment irrespective of when the holder purchased the note. A gain (including a gain in respect of interest accrued or change in market interest rate) on the sale of such a note is a tax-free private capital gain. Conversely, a loss realized on the sale of a note is a non-tax-deductible private capital loss.
Notes with a “Predominant One-Time Interest Payment”
Individual holders of the notes with a “predominant one-time interest payment” (i.e., where the yield-to- maturity predominantly derives from a one-time interest payment such as an original issue discount or a repayment premium and not from periodic interest payments) are required to include in their personal income tax return for the relevant tax period any periodic interest payments received on a note and, in addition, any amount equal to the difference between the value of a note at redemption or sale, as applicable, and the value of a note at issuance or secondary market purchase, as applicable, realized on the sale or redemption of such note, and will be taxable on any net taxable income (including such amounts) for the relevant tax period.
Losses realized on the sale or redemption of a note with a “predominant one-time interest payment” may be offset against gains (including periodic interest payments) realized within the same tax period on the sale or redemption of other debt securities with a “predominant one-time interest payment.”
The sales price or redemption amount as well as the purchase or issue price each have to be converted into Swiss Francs at the prevailing exchange rate at sale or redemption and at purchase.
See “— Swiss Resident Business Holders” for the tax treatment of a gain or loss realized on notes held by Swiss resident individuals that are considered “professional securities dealers.”
Swiss Resident Business Holders
Swiss residents who hold the notes as business assets and foreign residents who hold the notes through a permanent establishment or a fixed place of business (Geschäftsvermögen) situated in Switzerland are in general taxed according to Swiss statutory accounting principles (Massgeblichkeitsprinzip) for purposes of Swiss federal, cantonal and municipal income taxes at the then prevailing tax rates. Interest payments are part of the taxable business profit. Capital gains realized on the sale or redemption of the notes are part of their taxable business profit subject to Swiss federal, cantonal and municipal income taxes. This provision also applies to Swiss resident individuals who qualify as so-called professional securities dealers (gewerbsmässige Wertschriftenhändler) for tax purposes.
Non-Swiss Resident Holders
A holder who is not resident in Switzerland and who during the taxable year has not engaged in trade or business through a permanent establishment or a fixed place of business within Switzerland and who is not subject to taxation in Switzerland for any other reason will not be subject to any Swiss federal, cantonal or municipal income or other taxes on income realized on interest payments received or on capital gains resulting from a sale or redemption of the notes.
Swiss Wealth or Net Equity Tax
Swiss resident individuals are required to report their notes as part of their taxable wealth and will be liable for cantonal and municipal net wealth tax (Vermögenssteuer), provided that their aggregate taxable net assets exceed applicable allowances. No such wealth tax is levied at the federal level.
Legal entities incorporated in Switzerland or persons otherwise subject to taxation in Switzerland are subject to the cantonal and municipal net asset or equity tax (Kapitalsteuer) on the taxable net assets or net equity.
Swiss Federal Transfer Stamp Duty
The issuance and redemption of the notes is not subject to Swiss federal transfer stamp duty (Umsatzabgabe). The secondary market dealings with the notes may, however, be subject to Swiss transfer stamp duty at the current rate of up to 0.3% if such sale or transfer is made by, to or through the intermediary of a Swiss or Liechtenstein domiciled professional securities dealer as defined in the Swiss Federal Stamp Duty Act and no exception applies. In addition, the sale or transfer of the notes by or through a member of the SIX may be subject to a stock exchange levy.
Swiss Federal Withholding Tax
Under current Swiss law and practice, the payments in respect of the notes by TEGSA are not subject to Swiss Federal Withholding Tax (Verrechnungssteuer), provided that TEGSA does not become a tax resident of Switzerland for Swiss withholding taxation purposes and, as long as any Swiss member of the group provides a downstream guarantee, the proceeds from the notes are neither directly nor indirectly used in Switzerland by any kind of intragroup financing which would constitute a harmful “use of proceeds in Switzerland” as interpreted by the Swiss Federal Tax Administration for purposes of Swiss federal withholding tax.
Note that under Swiss law, the obligation to gross-up, indemnify or otherwise hold harmless the beneficiaries of a payment for the deduction of Swiss federal withholding tax is void and, thus, may prejudice the enforceability of Additional Amounts with respect to Swiss federal withholding tax.
Automatic Exchange of Information
Switzerland has concluded a multilateral agreement with the EU on the international automatic exchange of information (“AEOI”) in tax matters, which applies to all EU member states. In addition, Switzerland has concluded the multilateral competent authority agreement on the automatic exchange of financial account information (“MCAA”), and based on the MCAA, a number of bilateral AEOI agreements with other countries. Based on such agreements and the implementing laws of Switzerland, Switzerland collects and exchanges data in respect of financial assets, including notes, as the case may be, held in, and income derived thereon and credited to, accounts or deposits with a paying agent in Switzerland for the benefit of individuals resident in a EU member state or in another treaty state. An up-to-date list of the AEOI agreements to which Switzerland is a party that are in effect, or signed but not yet in effect, can be found on the website of the State Secretariat for International Financial Matters (SIF).
Swiss Facilitation of the Implementation of the U.S. Foreign Account Tax Compliance Act
The United States and Switzerland entered into an intergovernmental agreement to facilitate the implementation of FATCA (an “IGA”). Under the IGA, financial institutions acting out of Switzerland generally are directed to become participating foreign financial institutions (“FFIs”). The agreement ensures that accounts held by U.S. persons with Swiss financial institutions are disclosed to the U.S. tax authorities either with the consent of the account holder or by means of group requests within the scope of administrative assistance on the basis of the double taxation agreement between the United States and Switzerland. In this regard, on July 17, 2019, the U.S. Senate approved the 2009 protocol (the “Protocol”) amending the double taxation agreement regarding income tax between Switzerland and the United States (“DTA”). On September 20, 2019, the Protocol entered into force, allowing competent authorities in the United States to request all the information concerning U.S. accounts without a declaration of consent or nonconsenting nonparticipating financial institutions, with such information reported in aggregated form. On June 27, 2024, the United States and Switzerland signed a new FATCA agreement. Under this agreement, the competent tax authorities of both parties shall annually exchange information in respect of reportable accounts on an automatic basis. Implementation of the new FATCA agreement requires national law to be amended in Switzerland. In Switzerland, the Federal Assembly will decide on this. According to the proposal of the Federal Council, Switzerland’s change of model should come into force on January 1, 2027.
Certain U.S. Federal Income Tax Considerations
The following is a general discussion of certain U.S. federal income tax considerations to U.S. holders (as defined below) of the purchase, ownership and disposition of the notes. This discussion applies only to notes that are held as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”), and is applicable only to holders who purchased the notes in this offering at the offering prices for the notes.
This discussion does not describe all of the tax consequences that may be relevant to you in light of your particular circumstances, including any alternative minimum tax, the 3.8% Medicare tax on certain investment income and the different consequences that may apply if you are subject to special rules that apply to certain types of investors, such as:
•
banks, thrifts, or other financial institutions;

•
insurance companies;

•
brokers, dealers or traders subject to a mark-to-market method of accounting with respect to the notes;

•
persons holding the notes as part of a “straddle,” hedge, conversion, constructive sale, integrated transaction or similar transaction;

•
persons holding the notes in tax-deferred or tax-advantaged account;

•
persons whose functional currency is not the U.S. dollar;

•
certain former citizens or residents of the United States;

•
partnerships or investors that hold the notes through partnerships or other entities treated as a pass-through entities for U.S. federal income tax purposes;

•
S corporations;

•
small business investment companies;

•
regulated investment companies;

•
real estate investment trusts;

•
mutual funds;

•
retirement plans or other tax-exempt entities; and

•
holders required to accelerate the recognition of any item of gross income with respect to the notes as a result of such income being recognized on an applicable financial statement (as defined in section 451(b) of the Code).

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) owns notes, the tax treatment of a partner may depend upon the status of the partner and the activities of the partnership and on certain determinations made at the partnership level. If you are a partner in a partnership considering an investment in the notes, you should consult your tax advisor as to the particular U.S. federal income tax consequences applicable to you.
This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations as of the date hereof, changes to any of which subsequent to the date of this prospectus supplement affect the tax consequences described herein. This discussion does not address any aspect of state, local or non-U.S. taxation, or any U.S. federal taxes other than income taxes.
Holders are urged to consult their tax advisors with respect to the application of U.S. federal tax laws to such Holder’s particular situation, as well as any tax consequences arising under the laws of any state, local or foreign jurisdiction.
A U.S. holder is a beneficial owner of a note that is, for U.S. federal income tax purposes:
(i)
an individual who is a citizen or resident of the United States;

(ii)
a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized in or under the laws of the United States, any state thereof or the District of Columbia;

(iii)
an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

(iv)
a trust whose administration is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust.

Certain Additional Payments
Upon the occurrence of a “Change of Control Triggering Event,” we may be required to make payments on the notes in excess of stated principal and interest and redeem the notes in advance of their expected maturity as described under “Description of the Notes and the Guarantees — Change of Control Triggering Event.” The obligation to make these payments may implicate the provisions of the Treasury regulations relating to “contingent payment debt instruments”. Under applicable Treasury regulations, the possibility that certain payments in excess of stated interest and principal will be made or that the notes will be redeemed in advance of their expected maturity will not cause the notes to be treated as contingent payment debt instruments for U.S. federal income tax purposes if there is only a remote likelihood as of the issue date of the notes that any of these payments will be made and/or such payments in the aggregate are considered incidental or certain other exceptions apply. Although the matter is not free from doubt, we intend to take the position that the notes should not be treated as contingent payment debt instruments because of this possible redemption. Our position will be binding on a U.S. holder, unless such holder timely discloses to the IRS that such holder is taking a position different from ours in the manner required by applicable Treasury regulations. Our position, however, is not binding on the IRS. Assuming such position is respected, a U.S. holder would be required to include in income the amount of any such additional payment at the time such payments are received or accrued in accordance with such U.S. holder’s method of accounting for United States federal income tax purposes. If the IRS successfully challenged this position, and the notes were treated as contingent payment debt instruments, a U.S. holder could be required to accrue interest income at a rate higher than the stated interest rate on the notes and to treat as ordinary income, rather than capital gain, gain recognized on a sale, retirement or other disposition of the notes. The discussion below assumes that the notes will not be treated as contingent payment debt instruments. U.S. holders should consult their own tax advisors regarding the tax consequences if the notes were treated as contingent payment debt instruments.
Taxation of Interest
Payments of stated interest on the notes (including any tax withheld or deducted from such stated interest) generally will be includible in the gross income of a U.S. holder as ordinary interest income at the time it is received or accrued, in accordance with such U.S. holder’s method of accounting for U.S. federal income tax purposes.
It is expected, and this discussion assumes, that the notes will not be issued with original issue discount for U.S. federal income tax purposes. If, however, the principal amount of the notes exceeds their issue price by an amount equal to or greater than a specified de minimis amount, as determined under applicable Treasury regulations, holders will be required to include that excess in income as ordinary income, as it accrues, in accordance with a constant-yield method (regardless of their regular method of accounting for U.S. federal income tax purposes) based on a compounding of interest, before the receipt of cash attributable to this income.
If any Additional Amounts are paid on the notes to “gross up” in respect of withholding or deduction for taxes (see “Description of the Notes and the Guarantees — Payment of Additional Amounts”), such amounts (including any tax withheld or deducted from such Additional Amounts) will be includable in income of a U.S. holder as ordinary interest income at the time such amounts are received or accrued in accordance with such holder’s method of tax accounting. Interest income on the notes (including any Additional Amounts) will be treated as income from sources not within the United States and as “passive category income” or under certain circumstances (e.g., income of a financial services entity) as “general category income.” If any non-U.S. taxes were to be paid or withheld in respect of payments on the notes (including Additional Amounts), a U.S. holder may be eligible, subject to a number of complex limitations (including holding period and at risk requirements), for a foreign tax credit.
Taxation of Dispositions of Notes
Upon the sale, exchange, retirement, redemption, or other taxable disposition of a note, you generally will recognize gain or loss equal to the difference, if any, between the amount realized upon such disposition (less any amount attributable to accrued and unpaid stated interest, which will be taxable as ordinary income as discussed above under “— Taxation of Interest” to the extent not previously included in income) and the adjusted tax basis of the note.
A U.S. holder’s adjusted tax basis in a note generally will equal the cost of the note to the U.S. holder.
Any gain or loss recognized by a U.S. holder on the sale, exchange, retirement or other taxable disposition of a note will generally be U.S. source capital gain or loss and will be long-term capital gain or loss if the U.S.

holder has held the note for more than one year at the time of the sale, exchange, retirement or other taxable disposition. In the case of a U.S. holder that is a non-corporate taxpayer, net long term capital gain may be eligible for preferential U.S. federal income tax rates compared to items of ordinary income. The deductibility of net capital losses is subject to limitations.
Information Reporting and Backup Withholding
In general, information reporting requirements will apply to payments of stated interest on the notes, and the proceeds of the sale, exchange, retirement or other taxable disposition (including a retirement or redemption) of a note paid to you (unless you are an exempt recipient such as a corporation).
Backup withholding may apply to any payments described in the preceding sentence if you fail to provide the applicable withholding agent with a correct taxpayer identification number, as well as certain other information, or otherwise establish an exemption from backup withholding. In general, a U.S. holder may comply with this requirement by providing the paying agent, broker or other intermediary with a duly completed and executed copy of IRS Form W-9 (or substitute form). Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against your U.S. federal income tax liability, if any, provided the required information is timely furnished to the IRS.
Reporting Obligations of Individual Owners of Foreign Financial Assets
Section 6038D of the Code generally requires U.S. individuals and certain entities that have U.S. individual owners to file IRS Form 8938 if they hold certain “specified foreign financial assets” and, generally, if the aggregate value of such assets exceeds $50,000 on the last day of the taxable year (or exceeds $75,000 at any time during the taxable year). The definition of specified foreign financial assets includes not only financial accounts maintained in FFIs, but also, unless not held for investment or held in accounts maintained by a financial institution, the notes. If a U.S. holder does not file a required IRS Form 8938, such U.S. holder may be subject to substantial penalties and the statute of limitations on the assessment and collection of all U.S. federal income taxes of such U.S. holder for the related tax year may not close before the date which is three years after the date on which such report is filed.
U.S. holders should discuss these reporting obligations with their tax advisors.
The U.S. federal tax discussion set forth above is included for general information only and may not be applicable depending upon a holder’s particular situation. Holders should consult their own tax advisors with respect to the tax consequences to them of the purchase of notes and the beneficial ownership and disposition of the notes, including the tax consequences under state, local, non-U.S. and other tax laws and the possible effects of changes in U.S. federal or other tax laws.
Certain Irish Tax Consequences
The following is a summary, based on the laws and practices currently in force in Ireland, of certain matters regarding the tax position of investors who are the absolute beneficial owners of the notes and who are not associated with TEGSA, the Guarantors or their subsidiaries and affiliates (otherwise than by virtue of holding the notes) and should be treated with appropriate caution. Particular rules may apply to certain classes of taxpayers holding notes including dealers in securities and trusts. The summary does not constitute tax or legal advice and the comments below are of a general nature only. Investors should consult their professional advisers on the tax implications of the purchase, holding, redemption or sale of the notes and the receipt of interest thereon under the laws of their country of residence, citizenship or domicile.
This summary does not constitute legal or tax advice and the comments below are of a general nature only. Holders (or prospective holders) of notes should consult their professional advisers on the tax implications of the purchase, holding, redemption or sale of the notes and the receipt of interest thereon under the laws of their country of residence, citizenship or domicile.
Irish Withholding Tax
Tax at the standard rate of income tax (currently 20%) is required to be withheld from payments of Irish source interest. An issuer of notes will not be obliged to withhold tax from payments of interest and premium (if any) on the notes so long as such payments do not constitute Irish source income. Interest and any premium paid on the notes may be treated as having an Irish source if:
•
the issuer is resident in Ireland for tax purposes;

•
the issuer has a branch or permanent establishment in Ireland, the assets or income of which are used to fund the payment on the notes; or

•
the issuer is not resident in Ireland for tax purposes but the register for the notes is maintained in Ireland or (if the notes are in bearer form) the notes are physically held in Ireland.

TEGSA confirms that it is not and will not be resident in Ireland for tax purposes and that it will not maintain a register of any registered notes in Ireland. If the parent guarantor were to make payments under the guarantee, it is possible that such payments could be treated as having an Irish source, in which case tax at the standard rate of income tax (currently 20%) could be required to be withheld from such payments, subject to such relief as may be available under the provisions of any applicable double tax treaty or any other exemption which may apply under domestic Irish law.
Stamp Duty
As TEGSA is not registered in Ireland, stamp duty will not arise on a document effecting a transfer of the notes so long as (i) the notes do not derive their value or the greater part of their value directly or indirectly from any non-residential immovable property situated in Ireland, and (ii) the transfer of the notes does not relate to:
•
any immovable property in Ireland or any right over or interest in such property; or

•
stocks or marketable securities of a company registered in Ireland.

BENEFIT PLAN INVESTOR CONSIDERATIONS
The following is a summary of certain considerations associated with the purchase or holding of the notes (or any interest in a note) by employee benefit plans that are subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), by plans that are subject to Section 4975 of the Code or by persons whose underlying assets are considered to include “plan assets” of such plans (each, an “ERISA Plan”). Certain benefit plans may be subject to federal, state, local, non-U.S. or other laws that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”) and, accordingly, may be subject to similar risks (together with ERISA Plans, “Plans”).
Prohibited Transaction Issues
Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving plan assets with persons who are, respectively, “parties in interest” or “disqualified persons” (both referred to herein as “parties in interest”), unless an exemption applies. Among other effects, a non-exempt prohibited transaction may have to be rescinded, and any party involved in the transaction, as well as any fiduciary of an ERISA Plan that permits such a transaction may be subject to an excise tax or other penalties and liabilities under ERISA.
Among other potential parties, each underwriter may be a party in interest with respect to an ERISA Plan from time to time. The acquisition and holding of notes by an ERISA Plan with respect to which any person (which may include any underwriter or the issuer or any of their affiliates) is considered a party in interest may result in a direct or indirect prohibited transaction under ERISA and/or Section 4975 of the Code, unless a statutory, class or individual prohibited transaction exemption applies.
Each underwriter may be a party in interest with respect to ERISA Plans from time to time. The acquisition of notes by an ERISA Plan with respect to which any underwriter is considered a party in interest may result in a direct or indirect prohibited transaction under ERISA and/or Section 4975 of the Code, unless a statutory, class or individual prohibited transaction exemption applies.
In this regard, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code (as applicable) exempt the involvement of the assets of an ERISA Plan in connection with the sale or exchange of property or extension of credit with a party in interest if: (i) such person is a party in interest solely by reason of providing services to the ERISA Plan or by reason of certain relationships to such a service provider and is not a fiduciary (including by reason of rendering investment advice) with respect to the investment of plan assets involved in the transaction and (ii) the ERISA Plan pays no more and receives no less than adequate consideration (as defined in such Sections).
In addition, the U.S. Department of Labor has issued prohibited transaction class exemptions, or PTCEs, that may apply to the sale, acquisition and holding of the notes (or an interest therein). These class exemptions include, without limitation, PTCE 84-14 (relating to transactions determined by qualified professional asset managers), PTCE 90-1 (relating to transactions involving insurance company pooled separate accounts), PTCE 91-38 (relating to transactions involving bank collective investment funds), PTCE 95-60 (relating to transactions involving life insurance company general accounts) and PTCE 96-23 (relating to transactions determined by in-house asset managers). A purchaser of any notes (or an interest therein) should be aware that there can be no assurance that all of the conditions of any such exemptions will be satisfied with respect to such purchase or holding of any note, or any interest in a note, and that the scope of the exemptive relief provided by any such exemption might not cover all acts which might be construed as prohibited transactions.
The notes and any interest therein may not be purchased or held by any Plan unless such purchase and holding will not constitute or result in a non-exempt prohibited transaction under ERISA and Section 4975 of the Code or a similar violation under any applicable Similar Laws.
Representation
By acceptance of a note (or any interest therein), a purchaser will be deemed to have represented and warranted that either: (i) no portion of the assets used by such purchaser to acquire or hold the note (or any interest therein) constitutes assets of any Plan or (ii) the purchase and holding of the note (or any interest therein) by such purchaser will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code, or a similar violation under any applicable Similar Laws.
The preceding discussion is general in nature and is not intended to be all-inclusive. Fiduciaries or other persons considering purchasing any notes (or any interest therein) on behalf of, or with the assets of, any Plan should consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment, including the applicability of any exemption thereto. Each purchaser and holder of the notes (or any interest therein) has exclusive responsibility for ensuring that its purchase and holding of the notes (or such interest) does not violate the fiduciary and prohibited transaction rules of ERISA, Section 4975 of the Code and any Similar Laws, as applicable. The sale of any notes (or any interest therein) to any Plan is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such an investment is appropriate for Plans generally or any particular Plan.

UNDERWRITING
We and the underwriters named below have entered into an underwriting agreement with respect to the notes. Barclays Capital Inc., BNP Paribas Securities Corp., BofA Securities, Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC and Scotia Capital (USA) Inc. are acting as representatives of the several underwriters. Subject to certain conditions, each underwriter has severally and not jointly agreed to purchase the principal amount of notes indicated in the following table.
Name	Principal Amount of 20 Notes	Principal Amount of 20 Notes
Barclays Capital Inc.	$	$
BNP Paribas Securities Corp.
BofA Securities, Inc.
Citigroup Global Markets Inc.
Deutsche Bank Securities Inc.
Goldman Sachs & Co. LLC
J.P. Morgan Securities LLC
Scotia Capital (USA) Inc.
Total	$	$
The underwriters are committed to take and pay for all of the notes of each series being offered, if any are taken.
Each series of the notes sold by the underwriters to the public will initially be offered at the applicable public offering prices set forth on the cover of this prospectus supplement. Any notes sold by the underwriters to securities dealers may be sold at a discount from the public offering prices of up to    % of the principal amount of the 20   notes and    % of the principal amount of the 20   notes. Any such securities dealers may resell any notes purchased from the underwriters to certain other brokers or dealers at a discount from the public offering prices of up to    % of the principal amount of the 20   notes and    % of the principal amount of the 20   notes. If all of the notes of any series are not sold at the initial offering prices, the underwriters may change the offering prices and the other selling terms of the notes of such series. The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.
Each series of the notes is a new issue of securities with no established trading market. We have been advised by the underwriters that the underwriters currently intend to make a market in the notes of each series but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the notes of any series.
In connection with this offering, the underwriters may purchase and sell notes in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of notes than they are required to purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the notes while the offering is in progress.
The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions.
These activities by the underwriters, as well as other purchases by the underwriters for their own accounts, may stabilize, maintain or otherwise affect the market price of the notes. As a result, the prices of the notes may be higher than the prices that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.

We estimate that our share of the total expenses of the offering, excluding the underwriting discount, will be approximately $      million.
We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.
The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for the issuer, for which they received or will receive customary fees and expenses.
The underwriters and/or affiliates of the underwriters, including affiliates of Barclays Capital Inc., BNP Paribas Securities Corp., BofA Securities, Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC and Scotia Capital (USA) Inc., act as agents and lenders under certain TE credit facilities. The trustee is an affiliate of Deutsche Bank Securities Inc., an underwriter of the notes.
One or more of the underwriters may be restricted in its U.S. securities dealings under the Bank Holding Company Act and not be U.S.-registered broker-dealers. All sales of securities in the United States will be made by or through U.S.-registered broker-dealers.
In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve our securities and/or instruments. If any of the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Sales Outside the United States
European Economic Area
Each underwriter has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any notes to any retail investor in the EEA. For the purposes of this provision:
(a)
the expression “retail investor” means a person who is one (or more) of the following:

(i)
a retail client as defined in MiFID II; or

(ii)
a customer within the meaning of the Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii)
not a qualified investor as defined in Regulation (EU) 2017/1129; and

(b)
the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes.

United Kingdom
Each underwriter has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any notes to any retail investor in the United Kingdom (the “UK”). For the purposes of this provision:
(a)
the expression “retail investor” means a person who is one (or more) of the following:

(i)
a retail client as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the EUWA; or

(ii)
a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or

(iii)
not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA; and

(b)
the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor decide to purchase or subscribe for the notes.

Each underwriter has:
(a)
only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to TEGSA or TE Connectivity; and

(b)
complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the UK.

Hong Kong
The notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder.
Japan
The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Securities and Exchange Law) and each underwriter has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of

Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.
Singapore
Each underwriter has acknowledged that this prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each underwriter has represented, warranted and agreed (1) that it has not offered or sold any notes (2) or caused the notes to be made the subject of an invitation for subscription or purchase and will not offer or sell any notes or cause the notes to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act 2001 of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA or (ii) to an accredited investor (as defined in Section 4A of the SFA) pursuant to and in accordance with the conditions specified in Section 275 of the SFA.
Singapore Securities and Futures Act Product Classification.   Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, TEGSA has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Taiwan
The notes have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the notes in Taiwan.
Canada
The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Switzerland
This prospectus supplement is only being distributed to, and is only directed at, persons in Switzerland that are professional clients within the meaning of Article 4(3) of the Financial Services Act of 15 June 2018

(SR 950.1) (“FinSA”). This offering of the notes in Switzerland is exempt from requirements to prepare and publish a prospectus under the FinSA because such offering is made to professional clients within the meaning of the FinSA only and the notes will not be admitted to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. This prospectus supplement does not constitute an issue prospectus pursuant to Articles 35 et seq. of the FinSA. Therefore, this prospectus supplement may not comply with the disclosure standards of the FinSA or the listing rules (including any additional listing rules or prospectus schemes) of the SIX Swiss Exchange. Accordingly, the notes may not be offered to the public in or from Switzerland, but only to professional clients within the meaning of Article 4(3) of the FinSA. Any such professional clients may be individually approached by the underwriters from time to time.
South Korea
The notes have not been and will not be registered with the Financial Services Commission of Korea under the Financial Investment Services and Capital Markets Act of Korea. Accordingly, the notes have not been and will not be offered, sold or delivered, directly or indirectly, in Korea or to, or for the account or benefit of, any resident of Korea (as defined in the Foreign Exchange Transactions Law of Korea and its Enforcement Decree) or to others for re-offering or resale, except as otherwise permitted by applicable Korean laws and regulations. Furthermore, the purchaser of the notes shall comply with all applicable regulatory requirements in connection with the purchase of the notes.
Republic of Italy
The offering of the notes has not been registered with the Commissione Nazionale per le Società e la Borsa (“CONSOB”) pursuant to Italian securities legislation and, accordingly, no notes may be offered, sold or delivered, nor may copies of this prospectus or of any other document relating to the notes be distributed in the Republic of Italy, except:
(i)
to qualified investors (investitori qualificati), as defined pursuant to Article 2, paragraph 1, letter e), of the Prospectus Regulation and any applicable provision of Legislative Decree No. 58 of 24 February 1998, as amended (the “Financial Services Act”) and CONSOB regulations, as amended; or

(ii)
in any other circumstances which are exempted from the rules on public offerings pursuant to Article 1 of the Prospectus Regulation, Article 100 of the Financial Services Act, Article 34-ter of CONSOB Regulation No. 11971 of 14 May 1999, as amended from time to time, and any other applicable Italian laws and regulations.

Any offer, sale or delivery of the notes or distribution of copies of this prospectus or any other document relating to the notes in the Republic of Italy under (i) or (ii) above must:
(a)
be made by an investment firm, bank or financial intermediary permitted to conduct such activities in the Republic of Italy in accordance with the Financial Services Act, CONSOB Regulation No. 20307 of 15 February 2018 (as amended from time to time) and Legislative Decree No. 385 of 1 September 1993 (as amended, the “Italian Consolidated Banking Act”) and any other applicable laws and regulations; and

(b)
comply with any other applicable laws and regulations or requirement imposed by CONSOB, the Bank of Italy (including the reporting requirements, where applicable, pursuant to Article 129 of the Italian Consolidated Banking Act and the implementing guidelines of the Bank of Italy, as amended from time to time) and/or any other Italian authority.

LEGAL MATTERS
Weil, Gotshal & Manges LLP, New York, New York will pass upon the validity of the notes on behalf of TEGSA and the guarantees on behalf of TE Connectivity and Swiss TE. The validity of the notes and the guarantees will be passed upon for the underwriters by Sullivan & Cromwell LLP, New York, New York. Certain matters under the laws of Switzerland related to the guarantees will be passed upon for Swiss TE by Bär & Karrer AG, Zurich, Switzerland, Swiss counsel to Swiss TE. Certain matters under the laws of Ireland related to the guarantees will be passed upon for TE Connectivity by Arthur Cox LLP, Dublin, Ireland, Irish counsel to TE Connectivity. Certain matters under the laws of Luxembourg related to the notes will be passed upon by Allen Overy Shearman Sterling, société en commandite simple, Luxembourg counsel to TEGSA.
EXPERTS
The financial statements of TE Connectivity Ltd. as of September 27, 2024 and September 29, 2023, and for each of the three years in the period ended September 27, 2024, incorporated by reference in this prospectus by reference to TE Connectivity plc’s annual report on Form 10-K for the year ended September 27, 2024, and the effectiveness of TE Connectivity Ltd.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

PROSPECTUS
TE CONNECTIVITY PLC
REGISTERED SHARES
WARRANTS
UNITS
GUARANTEES
TE CONNECTIVITY SWITZERLAND LTD.
GUARANTEES
TYCO ELECTRONICS GROUP S.A.
DEBT SECURITIES
UNITS
TE Connectivity plc (“TE Connectivity”) may from time to time offer to sell its registered shares, warrants or units. Warrants may be exercisable for registered shares of TE Connectivity or the debt securities described below. Units may include, be convertible into or exercisable or exchangeable for registered shares or warrants of TE Connectivity or the debt securities described below. TE Connectivity may from time to time issue guarantees of the debt securities as described below.
TE Connectivity Switzerland Ltd. (“Swiss TEL”) may from time to time issue guarantees of the debt securities as described below.
Tyco Electronics Group S.A. (“TEGSA”) may from time to time offer to sell its debt securities as well as units. The debt securities may consist of debentures, notes or other types of debt. The debt securities issued by TEGSA may be convertible or exchangeable for registered shares or other securities of TE Connectivity. The debt securities issued by TEGSA may also be investment grade. If the debt securities issued by TEGSA are either convertible or exchangeable or are not investment grade, such securities shall be fully and unconditionally guaranteed by TE Connectivity and Swiss TEL. Units may include, be convertible into or exercisable or exchangeable for debt securities of TEGSA and registered shares or warrants of TE Connectivity.
TE Connectivity, Swiss TEL and TEGSA may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. TE Connectivity, Swiss TEL and TEGSA will provide a specific plan of distribution for any securities to be offered in a supplement to this prospectus. TE Connectivity, Swiss TEL and TEGSA will provide specific terms of any securities to be offered in a supplement to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest.
The principal executive offices of TE Connectivity are located at Parkmore Business Park West, Parkmore, H91VN2T Ballybrit, Galway, Ireland and its telephone number at that address is +353 91 378 040. The principal executive offices of Swiss TEL are located at Mühlenstrasse 26, CH-8200 Schaffhausen, Switzerland, and its telephone number at that address is +41 (0)52 633 66 61. The principal executive offices of TEGSA are located at 46 Place Guillaume II, L-1648 Luxembourg, Grand Duchy of Luxembourg (Luxembourg) and its telephone number at that address is +352 46 43 40 401.
TE Connectivity’s ordinary shares are listed on the NYSE and trade under the symbol “TEL”.

Investing in the securities involves risks. See “Risk Factors” on page 3 of this prospectus to read about factors you should consider before investing in the securities.

None of the Securities and Exchange Commission, any state securities commission, nor any similar authority in Switzerland, Ireland or Luxembourg, has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
This prospectus may not be used to sell securities unless accompanied by a prospectus supplement that contains a description of those securities.

The date of this prospectus is October 1, 2024

i

ABOUT THIS PROSPECTUS
This prospectus is part of an automatic shelf registration statement on Form S-3 that TE Connectivity, Swiss TEL and TEGSA have filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”). By using a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, any combination of the securities described in this prospectus. As allowed by the SEC’s rules, this prospectus does not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits, filed with the SEC. Statements contained in this prospectus about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.
You should read this prospectus, any prospectus supplement and any free writing prospectus we file with the SEC together with any additional information you may need to make your investment decision. You should also read and carefully consider the information in the documents we have referred you to in “Where You Can Find More Information” below. Information incorporated by reference after the date of this prospectus is considered a part of this prospectus and may add, update or change information contained in or incorporated by reference into this prospectus. Any information in such subsequent filings that is inconsistent with the information in or incorporated by reference into this prospectus will supersede the information in this prospectus or any earlier prospectus supplement.
You should rely only on the information incorporated by reference or provided in this prospectus, any supplement or any free writing prospectus we file with the SEC. We have not authorized anyone else to provide you with other information. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus, any prospectus supplement, any free writing prospectus or any document incorporated herein or therein by reference is accurate as of any date other than the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.
Unless otherwise stated, or the context otherwise requires, references in this prospectus to “we,” “us” and “our” are to TE Connectivity plc and its consolidated subsidiaries, including Swiss TEL and TEGSA, and/or, as the context requires, to our predecessor registrant, TE Connectivity Ltd. On September 30, 2024, TE Connectivity Ltd. completed the change of its place of incorporation from Switzerland to Ireland by merging with and into its subsidiary, TE Connectivity plc, a public limited company incorporated under the laws of Ireland (the “Merger”). In connection with the Merger and by operation of Rule 12g-3(a) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), TE Connectivity plc became the successor registrant to TE Connectivity Ltd. and succeeded to the attributes of TE Connectivity Ltd. as the registrant. TE Connectivity plc’s ordinary shares are listed on the New York Stock Exchange (the “NYSE”) and trade under the symbol “TEL,” the same symbol under which TE Connectivity Ltd.’s common shares traded prior to the effective time of the Merger. References to TE Connectivity are to TE Connectivity plc or, prior to the Merger, TE Connectivity Ltd.
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in accordance with these requirements, we file reports and other information relating to our business, financial condition and other matters with the SEC. We are required to disclose in such reports certain information, as of particular dates, concerning our operating results and financial condition, officers and directors, principal holders of shares, any material interests of such persons in transactions with us and other matters. The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers like us that file electronically with the SEC. The address of such site is: http://www.sec.gov.
Our Internet website is www.te.com. We make available free of charge on our website our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, reports filed pursuant to Section 16 and amendments to those reports as soon as reasonably practicable after we electronically file or furnish such materials to the SEC. In addition, we have posted the charters for our

Audit Committee, Management Development and Compensation Committee and Nominating, Governance and Compliance Committee, as well as our Board Governance Principles, under the heading “Executive Team — Board Documents” in the About TE section of our website. Other than any documents expressly incorporated by reference, the information on our website and any other website that is referred to in this prospectus is not part of this prospectus.
INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring to those documents. This prospectus incorporates by reference the documents set forth below, which TE Connectivity has filed with the SEC, and any future filings made by TE Connectivity, Swiss TEL and TEGSA with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act. On September 30, 2024, TE Connectivity Ltd. completed the Merger, and upon the consummation of such transaction, we became the successor registrant to TE Connectivity Ltd. pursuant to Rule 12g-3(a) of the Exchange Act. Notwithstanding the foregoing, unless expressly stated to the contrary, none of the information that TE Connectivity discloses under Item 2.02 or 7.01 of any Current Report on Form 8-K or exhibits relating to such disclosure that it has furnished or may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus. The information we file later with the SEC will automatically update and in some cases supersede the information in this prospectus and the documents listed below.
•
TE Connectivity’s Annual Report on Form 10-K for the fiscal year ended September 29, 2023;

•
TE Connectivity’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 29, 2023;

•
TE Connectivity’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 29, 2024;

•
TE Connectivity’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 28, 2024;

•
TE Connectivity’s Current Reports on Form 8-K filed on December 12, 2023, March 14, 2024, March 18, 2024, March 18, 2024, April 25, 2024, June 12, 2024, August 2, 2024 and September 17, 2024; and

•
TE Connectivity’s Current Report on Form 8-K12B filed on September 30, 2024.

Upon your oral or written request, we will provide you with a copy of any of these filings at no cost. Requests should be directed to Corporate Secretary, TE Connectivity plc, 1050 Westlakes Drive, Berwyn, PA 19312, Telephone No. (610) 893-9800.

BUSINESS
TE Connectivity plc
TE Connectivity is a global industrial technology leader creating a safer, sustainable, productive and connected future. Our broad range of connectivity and sensor solutions enable the distribution of power, signal and data to advance next-generation transportation, renewable energy, automated factories, data centers, medical technology and more.
We operate through the following reportable segments: Transportation Solutions, Industrial Solutions and Communications Solutions.
TE Connectivity is an Irish public limited company. Its registered office is located at Ten Earlsfort Terrace, Dublin 2, D02 T380, Ireland, its principal place of business is Parkmore Business Park West, Parkmore, H91VN2T Ballybrit, Galway, Ireland and its telephone number at that address is +353 91 378 040.
TE Connectivity Switzerland Ltd.
Swiss TEL is a Swiss corporation and a direct, wholly-owned subsidiary of TE Connectivity and the direct parent of TEGSA. Swiss TEL’s registered and principal office is located at Mühlenstrasse 26, CH-8200 Schaffhausen, Switzerland, and its telephone number at that address is +41(0)52 633 66 61.
Tyco Electronics Group S.A.
TEGSA is a Luxembourg public limited liability company (société anonyme) and a wholly-owned subsidiary of Swiss TEL. TEGSA’s registered and principal office is located at 46 Place Guillaume II, L-1648 Luxembourg, and its telephone number at that address is +352 46 43 40 401. TEGSA is a holding company established to directly and indirectly own all of the operating subsidiaries of TE Connectivity, to issue debt securities and to perform treasury operations for TE Connectivity. Otherwise, it conducts no independent business.
RISK FACTORS
Investing in our securities involves risks. Before deciding to purchase any of our securities, you should carefully consider the discussion of risks and uncertainties under “Part I, Item 1A — Risk Factors” in TE Connectivity’s Annual Report on Form 10-K for the fiscal year ended September 29, 2023, which is incorporated by reference in this prospectus, and under similar headings in TE Connectivity’s subsequently filed quarterly reports on Form 10-Q and annual reports on Form 10-K, as well as the other risks and uncertainties described in any applicable prospectus supplement and in the other documents incorporated by reference in this prospectus. See the section entitled “Where You Can Find More Information” in this prospectus. The risks and uncertainties discussed in the documents incorporated by reference in this prospectus are those we currently believe may materially affect us. Additional risks and uncertainties not presently known to us or that we currently believe are immaterial also may materially and adversely affect our business, financial condition and results of operations.

FORWARD-LOOKING STATEMENTS
Certain statements in this prospectus are “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. We have made forward-looking statements in this prospectus and the documents incorporated in this prospectus that are based on our management’s beliefs and assumptions and on information available to our management at the time such statements were made. Forward-looking statements include, among others, the information concerning our possible or assumed future results of operations, business strategies, financing plans, competitive position, potential growth opportunities, potential operating performance improvements, acquisitions, divestitures, the effects of competition, and the effects of future legislation or regulations. Forward-looking statements also include statements addressing our environmental, social, governance, and sustainability plans and goals. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “believe,” “expect,” “plan,” “intend,” “anticipate,” “aspire,” “estimate,” “predict,” “potential,” “goal,” “target,” “continue,” “may,” and “should,” or the negative of these terms or similar expressions.
Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in our forward-looking statements. You should not put undue reliance on any forward-looking statements.
The risk factors discussed under “Part I, Item 1A — Risk Factors” in TE Connectivity’s Annual Report on Form 10-K for the fiscal year ended September 29, 2023, and under similar headings in TE Connectivity’s subsequently filed quarterly reports on Form 10-Q and annual reports on Form 10-K, as well as the other risks and uncertainties described in any applicable prospectus supplement and in the other documents incorporated by reference into this prospectus, could cause our results to differ materially from those expressed in forward-looking statements. There may be other risks and uncertainties that we are unable to predict at this time or that we currently do not expect to have a material adverse effect on our business. We expressly disclaim any obligation to update these forward-looking statements other than as required by law.

USE OF PROCEEDS
Unless otherwise stated in the prospectus supplement accompanying this prospectus, we will use the net proceeds from the sale of any registered shares, warrants, debt securities or units that may be offered hereby for general corporate purposes. Such general corporate purposes may include, but are not limited to, reducing or refinancing our indebtedness or the indebtedness of our subsidiaries, financing possible acquisitions and redeeming outstanding securities. The prospectus supplement relating to an offering will contain a more detailed description of the use of proceeds of any specific offering of securities.
DESCRIPTION OF SECURITIES
We will set forth in the applicable prospectus supplement a description of the registered shares, warrants, debt securities, guarantees or units that may be offered under this prospectus.
PLAN OF DISTRIBUTION
TE Connectivity, Swiss TEL and TEGSA may offer and sell the securities offered by this prospectus to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. TE Connectivity, Swiss TEL and TEGSA will provide a specific plan of distribution for any securities to be offered in a supplement to this prospectus.

ENFORCEMENT OF CIVIL LIABILITIES
TE Connectivity is an Irish public limited company, Swiss TEL is a Swiss company, and TEGSA is a Luxembourg company. TE Connectivity, Swiss TEL and TEGSA have consented in the indenture to be used in connection with the issuance of debt securities to submit to the jurisdiction of the U.S. federal and state courts in The City of New York and to receive service of process in The City of New York in any legal suit, action or proceeding brought to enforce any rights under or with respect to such indenture and any debt securities or guarantees issued under it. A substantial majority of Swiss TEL’s directly held assets consists of the equity interests of TEGSA. Accordingly, any judgment against TEGSA, Swiss TEL or TE Connectivity in respect of the indenture, the notes or the guarantees, including for civil liabilities under the U.S. federal securities laws, obtained in any U.S. federal or state court may have to be enforced in the courts of Luxembourg, Ireland or Switzerland. Investors should not assume that the courts of Luxembourg, Ireland or Switzerland would enforce judgments of U.S. courts obtained against TEGSA, Swiss TEL or TE Connectivity predicated upon the civil liability provisions of the U.S. federal securities laws or that such courts would enforce, in original actions, liabilities against TEGSA, Swiss TEL or TE Connectivity predicated solely upon such laws.
Ireland
It may not be possible to enforce court judgments obtained in the United States in Ireland, based on the civil liability provisions of the U.S. federal or state securities laws. In addition, there is some uncertainty as to whether the courts of Ireland would recognize or enforce judgments of U.S. courts based on the civil liabilities provisions of the U.S. federal or state securities laws or hear actions based on those laws. We have been advised that the United States currently does not have a treaty with Ireland providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters. Therefore, a final judgment for the payment of money rendered by any U.S. federal or state court based on civil liability, whether or not based solely on U.S. federal or state securities laws, would not automatically be enforceable in Ireland.
A judgment obtained in the United States will be enforced by the courts of Ireland, with the leave of the court, if the following general requirements are met:
•
the judgment is for a definite sum of money;

•
the U.S. court handing down judgment must amount to a court of competent jurisdiction for the purpose of Irish conflicts of law rules; for this purpose the defendant must have been (a) resident or present in the United States at the time of the proceedings; or (b) participated in the proceedings; or (c) contracted to submit to the jurisdiction of the relevant court (a submission to jurisdiction by the defendant would satisfy this); and

•
the judgment must be final and conclusive and the decree must be final and unalterable in the court which pronounces it. A judgment can be final and conclusive even if it is subject to appeal or even if an appeal is pending. Where however the effect of lodging an appeal under the applicable law is to stay execution of the judgment, it is possible that in the meantime the judgment may not be actionable in Ireland.

It remains to be determined whether final judgment given in default of appearance is final and conclusive and/or is sufficient evidence of submission to jurisdiction of the foreign court.
Even if the above requirements are satisfied, the Irish courts may still refuse to enforce a judgment of the U.S. courts if one of the following circumstances applies:
•
the judgment was obtained by fraud;

•
the enforcement of the judgment in Ireland would be contrary to natural or constitutional justice;

•
the judgment is contrary to Irish public policy or involves certain U.S. laws which will not be enforced in Ireland;

•
the judgment is inconsistent with an earlier judgment of the Irish courts;

•
the procedural rules of the U.S. court giving the judgment have not been observed;

•
new evidence is adduced by a party which could not have been discovered prior to the judgment of the U.S. courts by reasonable diligence by such party and which shows such judgment to be erroneous;

•
enforcement proceedings are not instituted in Ireland within six years of the date of the judgment of the U.S. courts; and

•
jurisdiction cannot be obtained by the Irish courts over the judgment debtor(s) in the enforcement proceedings by personal service in Ireland or outside Ireland under Order 11 of the Ireland Superior Court Rules.

In order to enforce a judgment of the U.S. courts in Ireland, separate proceedings have to be issued in Ireland seeking an Irish judgment in the terms of the judgment of the U.S. courts.
Luxembourg
TEGSA is incorporated under the laws of Luxembourg. Certain members of the board of directors are non-residents of the United States and a substantial portion of TEGSA’s assets and those of such directors are located outside the United States. As a result, you may not be able to effect a service of process within the United States on TEGSA or on such persons or to enforce in Luxembourg courts judgments obtained against TEGSA or such persons in U.S. courts, including actions predicated upon the civil liability provisions of the U.S. federal and state securities laws or other laws. Likewise, it may also be difficult for an investor to enforce in U.S. courts judgments obtained against TEGSA or such persons in courts in jurisdictions outside the United States, including actions predicated upon the civil liability provisions of the U.S. securities laws.
TEGSA has been advised by Allen Overy Shearman Sterling SCS, société en commandite simple, its Luxembourg counsel, that the United States and the Grand-Duchy of Luxembourg are not currently bound by a treaty providing for reciprocal recognition and enforcement of judgments (other than arbitral awards) rendered in civil and commercial matters. According to such counsel, an enforceable judgment for the payment of monies rendered by any U.S. federal or state court based on civil liability, whether or not predicated solely upon the U.S. securities laws, would not directly be enforceable in Luxembourg. However, a party who received such favorable judgment in a U.S. court may initiate enforcement proceedings in Luxembourg (exequatur) by requesting enforcement of the U.S. judgment before the District Court (Tribunal d’Arrondissement) of Luxembourg sitting in civil matters pursuant to Article 678 of the New Luxembourg Code of Civil Procedure. The president of the District Court will authorize the enforcement in Luxembourg of the U.S. judgment if it is satisfied that all of the following conditions are met:
•
the U.S. judgment is enforceable (exécutoire) in the United States;

•
the jurisdictional ground of the U.S. court is founded according to Luxembourg private international law rules and to the applicable domestic U.S. federal or state jurisdiction rules;

•
the U.S. court has applied to the dispute the substantive law which would have been applied by Luxembourg courts or, at least, the judgment must not contravene the principles underlying these rules;

•
the U.S. judgment must not have violated the right of the defendant to present a defense;

•
the considerations of the U.S. judgment as well as the U.S. judgment as such do not contravene Luxembourg international public policy;

•
the U.S. court has acted in accordance with its own procedural laws; and

•
the U.S. judgment was not rendered as a result of or in connection with an evasion of Luxembourg law (“fraude à la loi”).

LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, Weil, Gotshal & Manges LLP, New York, New York will pass upon the validity of the debt securities, guarantees, warrants and units offered by TE Connectivity, Swiss TEL or TEGSA. Unless otherwise indicated in the applicable prospectus supplement, Arthur Cox LLP, Dublin, Ireland, will opine upon certain Irish law matters, including the validity of the ordinary shares offered by TE Connectivity.
EXPERTS
The financial statements of TE Connectivity Ltd. as of September 29, 2023 and September 30, 2022, and for each of the three years in the period ended September 29, 2023, incorporated by reference in this Prospectus by reference to TE Connectivity Ltd.’s Annual Report on Form 10-K for the fiscal year ended September 29, 2023, and the effectiveness of TE Connectivity Ltd.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

Tyco Electronics Group S.A.
$          % Senior Notes due 20
$          % Senior Notes due 20
Fully and unconditionally guaranteed, as described herein, by
TE Connectivity plc and TE Connectivity Switzerland Ltd.

PROSPECTUS SUPPLEMENT
           , 2025

Joint Book-Running Managers
Barclays	BNP PARIBAS	BofA Securities	Citigroup
Deutsche Bank Securities	Goldman Sachs	J.P. Morgan	Scotiabank